Exhibit 10.14

EXECUTION VERSION

LOAN AGREEMENT

Dated as of March 23, 2021

among

LUMIRADX INVESTMENT LIMITED

(as Borrower, and a Credit Party),

LUMIRADX GROUP LIMITED

(as Parent, and a Credit Party),

LUMIRADX LIMITED

(as Issuer and a Credit Party),

EACH OTHER GUARANTOR SIGNATORY HERETO AND OTHERWISE PARTY HERETO FROM

TIME TO TIME

(as additional Credit Parties),

BIOPHARMA CREDIT PLC

(as Collateral Agent),

BPCR LIMITED PARTNERSHIP

(as a Lender)

and

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

(as a Lender)

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of March 23, 2021 (the “Effective Date”) by and among LUMIRADX INVESTMENT LIMITED, a private company with limited liability incorporated under the laws of England and Wales with company number 10260187 (as “Borrower” and a Credit Party), LUMIRADX GROUP LIMITED, a private company with limited liability incorporated under the laws of England and Wales with company number 09198288 (as “Parent” and a Credit Party), LUMIRADX LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (registered number 314391) (as “Issuer” and a Credit Party), the other Guarantors signatory hereto or otherwise party hereto from time to time party hereto, as additional Credit Parties, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Term Loans (as hereinafter defined). The parties hereto agree as follows:

1	ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document (including for purposes of measuring compliance with any provision of Section 6), and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, (x) such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein and (y) all financial statements, Compliance Certificates and similar documents provided, delivered or submitted hereunder shall be provided, delivered or submitted together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein, including in Section 5 and Section 6 shall be made, without giving effect to any (a) election under ASC 825-10 (or any other Financial Accounting Standards Board Accounting Standards Codification (“ASC”) or Financial Accounting Standard or Applicable Accounting Standard (including IFRS 9) having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (b) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other ASC or Financial Accounting Standard or Applicable Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations”, all obligations of any Person that are or would have been treated as operating leases for purposes of Applicable Accounting Standards prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

For purposes of Sections 4, 5 and 6 and solely with respect to any amount of anything in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred and no action shall be required to be taken solely as a result of changes in rates of currency exchange occurring over time (so long as, at the time incurred, made, acquired or otherwise coming into existence, such thing is otherwise permitted hereunder).

Notwithstanding any other term of the Loan Documents, the parties hereto agree that (i) any amendment to the Issuer’s articles of association (including the adoption of new articles of association of Issuer), (ii)

any amendment to the terms, conditions or other provisions of the Existing Convertible Indebtedness other than in any manner which would contravene in any respect any of the provisions of Section 6.10(a)(iv)), or (iii) any merger, business combination, formation of a New Subsidiary or any other step, action or transaction, in each case of clause (i), (ii) or (iii) above, specifically taken, entered into or completed by any Credit Party or any of its Subsidiaries, which is required in order to implement the IPO Transaction and which does not materially adversely affect ownership of any material portion of Collateral or the priority or perfection of the security interests therein or Liens thereon granted to the Collateral Agent pursuant to the Collateral Documents, or any of the material rights, benefits, interests or remedies of the Collateral Agent or any Lender under any of the Loan Documents (provided, that so long as each material portion of Collateral owned by a Credit Party remains owned by a Credit Party after completion of the IPO Transaction there shall not be deemed to have been a material adverse effect on the ownership of any material portion of Collateral or the priority or perfection of the security interests therein or Liens thereon granted to the Collateral Agent pursuant to the Collateral Documents, or any of the material rights, benefits, interests or remedies of the Collateral Agent or any Lender under any of the Loan Documents), shall not constitute a Default or Event of Default hereunder or require a consent or waiver from the Collateral Agent or any Lender under the terms of the Loan Documents, and each such step, action or transaction shall be expressly permitted under the terms of the Loan Documents.

2	LOANS AND TERMS OF PAYMENT

2.1.	Promise to Pay.

Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement and the Term Loan Notes.

2.2.	Term Loans.

(a)    Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2, 3.3 and 3.4) and the Term Loan Notes, each Lender severally agrees to make a term loan to Borrower on the Closing Date in an original principal amount equal to such Lender’s Term Loan Commitment (each, a “Term Loan” and, collectively, the “Term Loans”). After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.

(b)    Repayment.

(i)    The Term Loans, including all unpaid principal thereunder (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any and all other outstanding amounts payable under the Loan Documents), is due and payable in full on the Term Loan Maturity Date.

(ii)    The Term Loans may only (and shall) be repaid or prepaid by way of a repayment or prepayment of the relevant Term Loan Notes which are issued in accordance with Section 2.8 in respect thereof, provided that any repayment or prepayment of a principal amount of any Term Loan Note shall reduce the principal amount outstanding of the Term Loan to which such Term Loan Note relates by an equal amount.

(c)    Prepayment of Term Loans.

(i)    Borrower shall have the option, at any time after the Closing Date, to prepay, in whole or in increments of $50 million of outstanding principal thereunder, the Term Loans advanced by Lenders under this Agreement in accordance with the terms of the Term Loan Notes; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay all or such portion of the Term Loans in accordance with the terms of the Term Loan Notes, which notice shall include the amount of the outstanding aggregate principal amount of the Term Loan Notes to be prepaid at least five (5) Business Days prior to such prepayment, and (B) the prepayment of such principal shall be accompanied by any and all accrued and unpaid interest thereon through the date of prepayment and any and all amounts payable in connection with such prepayment pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable) and, in the case of a prepayment in whole, any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(ii)    Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) Business Days after the consummation of such Change in Control, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans, and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(d)    Prepayment Application. Any prepayment of the Term Loans in accordance with the Term Loan Notes pursuant to Section 2.2(c) or Section 8.1(a) (together with the accompanying Makewhole Amount, Prepayment Premium and Facility Fee that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b) as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses; (ii) second, to due and unpaid Commitment Fee or Facility Fee; (iii) third, to accrued and unpaid interest at the Default Rate incurred pursuant to Section 2.3(b), with respect to past due amounts, if any; (iv) fourth, without duplication of amounts paid pursuant to clause (iii) above, to accrued and unpaid interest at the Term Loan Rate; (v) fifth, to the Prepayment Premium; (vi) sixth, to the Makewhole Amount, if applicable; (vii) seventh, to the outstanding principal amount of the Term Loans being prepaid; and (viii) eighth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.

(e)    Makewhole Amount. Any prepayment of the Term Loans in accordance with the Term Loan Notes by Borrower (i) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Closing Date shall, in any such case, be accompanied by payment of an amount (the “Makewhole Amount”) equal to the sum of all required interest payments that would have accrued and been payable from the date of such prepayment or acceleration (assuming a 360 day year and actual days elapsed) through the 2nd-year anniversary of the Closing Date on the amount of principal of the Term Loan Notes that are prepaid or accelerated, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties hereto as to a reasonable calculation of each applicable Lender’s lost profits as a result of any such prepayment of the Term Loans (taking into account any Prepayment Premium which may also be due and payable as a result of any such prepayment).

(f)    Prepayment Premium. Any prepayment of the Term Loans in accordance with the Term Loan Notes by Borrower (i) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount (the “Prepayment Premium”) equal to the product of the amount of any principal of the Term Loan Notes so prepaid, multiplied by 0.01, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties hereto as to a reasonable calculation of each applicable Lender’s lost profits as a result of any such prepayment of the Term Loans (taking into account any Makewhole Amount which may also be due and payable as a result of any such prepayment).

(g)    Any Makewhole Amount or Prepayment Premium or Facility Fee payable as a result of any prepayment of the Term Loans in accordance with the Term Loan Notes by Borrower pursuant to Section 2.2(c)(i)

or Section 2.2(c)(ii) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT, PREPAYMENT PREMIUM OR FACILITY FEE IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount, Prepayment Premium and Facility Fee is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount, Prepayment Premium and Facility Fee shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount, Prepayment Premium and Facility Fee; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g). Borrower expressly acknowledges that its agreement to pay the Makewhole Amount, Prepayment Premium and Facility Fee, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make the Term Loans.

For the avoidance of doubt, no Prepayment Premium shall be due and owing for any payment of principal of the Term Loans made on the Term Loan Maturity Date.

2.3.	Payment of Interest on the Term Loans.

(a)    Interest Rate. Interest (other than interest at the Default Rate specifically provided for in this Agreement) shall accrue and be paid under and in accordance with the terms of the Term Loan Notes only.

(b)    Default Rate. In the event Borrower fails to pay any of the Obligations when due during the continuance of an Event of Default, immediately (and without notice or demand by any Lender or the Collateral Agent for payment thereof), such past due Obligations shall accrue interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) from the date of such Event of Default to the date on which such Event of Default is no longer continuing (if any), and such interest shall be payable entirely in cash on demand of any Lender or the Collateral Agent. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.

(c)    360-Day Year. Interest payable under each Term Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)    Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to the Borrower from time to time after the Closing Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date. Payments of principal or interest received after 11:00 a.m. on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due on the next Business Day thereafter and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. For the avoidance of doubt, any payments which are due and payable under Section 2.2 or Section 2.3 hereof with respect to a Term Loan shall be made by (or on behalf of) Borrower without duplication of any of the same exact payments which are due and payable under the Term Loan Note issued in respect of such Term Loan.

2.4.    Expenses. Borrower shall pay to or reimburse (or pay directly on behalf of) the Collateral Agent and, as applicable, each Lender, all of such Person’s reasonable and documented Lender Expenses incurred through and after the Effective Date, promptly after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in the case of any Lender, a copy of such demand to the Collateral Agent), setting forth in reasonable detail such Person’s Lender Expenses.

2.5.	Requirements of Law; Increased Costs. In the event that any applicable Change in Law:

(a)    does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loans (except, in each case, (i) any withholding or deduction for, or on account of, any Taxes in respect of which Additional Amounts will be payable by the Payor pursuant to Section 2.6(a), (ii) any Taxes described in clause (x) through (z) of Section 2.6(a); (iii) any Tax that would not have been so imposed but for the existence of any present or former connection between the Lender or the relevant holder of a Term Loan Note or beneficial owner of a Term Loan Note and the jurisdiction imposing the Tax (including being a citizen or resident of, or maintaining a permanent establishment in, or having a place of business in such jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or disposition of a Term Loan Note or the receipt of any payment in respect of, or the enforcement of, the Term Loan Notes or any Obligations; and (iv) any stamp, documentary or similar taxes or fees or any value added tax (or any equivalent Tax arising in any jurisdiction) which shall be governed by Section 2.6(d) and Section 2.6(e), respectively;

(b)    does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender and applies specifically to this Agreement or the Term Loan Notes (rather than generally to assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, a Lender); or

(c)    does or shall impose on any Lender any other condition (other than Taxes); and

the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall promptly pay to the applicable Lender, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder (including, for the avoidance of doubt, under any Term Loan Note). If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower in writing of the event by reason of which it has become so entitled (with a copy of such notice to the Collateral Agent), and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Lender to Borrower (with a copy of such certificate to the Collateral Agent) shall be conclusive in the absence of manifest error. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof; provided, further, that this Section 2.5 shall not apply to any such increased cost or reduction in rate of return which is (A) attributable to the willful breach by the relevant Lender of any law or regulation, (B) or compensated for by other provisions of the Loan Documents (or would have been compensated for but was not so compensated solely because of the operation of any relevant exclusions thereto), (C) the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Collateral Agent or Lender or any of their Affiliates), or (D) the implementation or application of or compliance with Basel III or CRD IV, in each case, if the increased cost or reduction in rate of return was or should reasonably have been fully quantifiable on the date on which the relevant Lender became a Lender.

For the purposes of the above:

“Basel III” means:

(i)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated from time to time;

(ii)    the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; or

(iii)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

“CRD IV” means the capital requirements specified in (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

2.6.	Taxation.

(a)    Withholding Tax. All payments made by or on behalf of Borrower or, as the case may be, any Guarantor (each, a “Payor”) under or in respect of the Term Loan Notes or any other Obligation will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by Requirements of Law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i)    the United Kingdom or any political subdivision or Governmental Authority thereof or therein having power to tax;

(ii)    any jurisdiction from or through which any payment on any Term Loan Note or other Obligation is made by such Payor, or any political subdivision or Governmental Authority thereof or therein having the power to tax;

(iii)    any jurisdiction in which a Payor is incorporated, organized or formed, managed, resident or doing business for Tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(iv)    any other jurisdiction in which a Payor has a branch, office, assets or permanent establishment, (each of clause (i), (ii), (iii) and (iv) above, a “Relevant Taxing Jurisdiction”),

will at any time be required in respect of any payments made by or on behalf of a Payor with respect to the Term Loan Notes or any other Obligations, including payments of debts, principal, interest, redemption price, premium, fees, expenses and indemnities, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the relevant holder of a Term Loan Note or beneficial owner of a Term Loan Note after such withholding or deduction (including any such deduction or withholding in respect of such Additional Amounts) by the applicable Credit Party or other

Person (the “Withholding Agent”), will equal the amounts which would have been received by such holder or beneficial owner in respect of such payments with respect to such Term Loan Note or any other Obligations in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(w)    except in the case of a payment to a UK Holder, any Tax that would not have been so imposed but for the existence of any present or former connection between the relevant holder of a Term Loan Note or beneficial owner of a Term Loan Note and the Relevant Taxing Jurisdiction (including being a citizen or resident of, or maintaining a permanent establishment in, or having a place of business in the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or disposition of a Term Loan Note or the receipt of any payment in respect of, or the enforcement of, the Term Loan Notes or any Obligations;

(x)    any Tax that is imposed, deducted or withheld by reason of the failure by the relevant holder of a Term Loan Note or beneficial owner of a Term Loan Note to comply with a written request of the Payor addressed to such holder or beneficial owner, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information, documentation or other reporting requirement relating to such matters, which is required by Requirements of Law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax, but only to the extent that such holder or beneficial owner is legally eligible to provide such certification or other evidence;

(y)    any withholding or deduction with respect to a Term Loan Note required pursuant to FATCA; or

(z)    any combination of clause (w), (x) and (y) above .

(b)    Withholding Agent. The Withholding Agent will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with Requirements of Law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Tax so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor and will provide such certified copies to the Collateral Agent. The Collateral Agent will promptly make available such copies to Lenders and will deliver copies thereof to the offices of the Registrar if the Term Loan Notes are then admitted for trading.

(c)    Reimbursement: If the Withholding Agent is required by any applicable law, as modified by the practice of a Governmental Authority, to make any deduction or withholding of any Tax in respect of which Payor would be required to pay any Additional Amounts, but for any reason the Withholding Agent does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against any holder of Term Loan Notes, and such holder pays such liability, then the Withholding Agent will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Withholding Agent) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the relevant Governmental Authority.

(d)    Stamp Taxes. Each Credit Party agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of (i) the execution and delivery or the enforcement of this Agreement or any guaranty, or the execution and delivery or the enforcement (but not the transfer) of any of the Term Loan Notes, in the United Kingdom or any other jurisdiction of organization of the Credit Parties or any Subsidiary or any other jurisdiction where a Credit Party or any Subsidiary has assets, and (ii) any amendment of, or waiver or consent under or with respect to, this Agreement or any guaranty or any of the Term Loan Notes or any other Obligations.

(e)    Value Added tax. Each Credit Party agrees to pay any value added tax (or any equivalent Tax arising in any jurisdiction) due and payable in respect of a reimbursement of costs and expenses by the Credit Parties under this Agreement save to the extent such value added tax is recoverable (including by way of credit or repayment from a relevant tax authority), and will save each holder of a Term Loan Note to the extent permitted by Requirements of Law harmless against any loss or liability resulting from nonpayment or delay in payment of any such Tax or fee required to be paid by the Credit Parties hereunder.

(f)    Additional Amounts. Wherever there are mentioned in any context in the Term Loan Notes or any other Obligations, the payment of principal, interest, purchase price in connection with a purchase of the Term Loan Notes, premium, fees, expenses, indemnities or any other amounts payable on or with respect to any of the Term Loan Notes, such reference shall be deemed to include payment of Additional Amounts as described under this Section 2.6 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)    Tax Credit. If any payment is made by a Credit Party to or for the account of the holder of any Term Loan Note after deduction for or on account of any Taxes, and increased payments are made by the relevant Credit Party pursuant to Section 2.5(a) or Section 2.6(a), then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the relevant Credit Party such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Term Loan Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Term Loan Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or oblige any holder of any Term Loan Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(h)    General. References in this Section 2.6 to principal, interest and premium shall be deemed also to refer to any additional amounts which may be payable under this Section 2.6 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to any Loan Document.

(i)    Surviving Obligations. The obligations of Borrower (or any other Credit Party) under this Section 2.6 shall survive the payment or transfer of any Term Loan Note and the provisions of this Section 2.6 shall also apply, subject to Section 11.1(d), to successive transferees of the Term Loan Notes.

2.7.	Additional Consideration.

(a)    Commitment Fee. As additional consideration for the obligation of each Lender to fund the Term Loans pursuant to Section 2.2(a) and Section 3.4, on the Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) the sum of such Lender’s Term Loan Commitment, multiplied by (ii) 0.025 (each such product, the “Commitment Fee”) in accordance with this Section 2.7. Any and all Commitment Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount for U.S. federal income tax purposes. The Commitment Fee payable hereunder in respect of any Term Loan shall be due on the Closing Date when such Term Loan is funded and deducted from the proceeds thereof to be advanced to Borrower pursuant to Section 3.4.

(b)    Facility Fee. As additional consideration for each Lender’s having made a Term Loan pursuant to Section 3.4, on the Term Loan Maturity Date or the date of any prepayment of any Term Loan by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), Borrower shall pay to each Lender an amount equal to such Lender’s Applicable Percentage of the product of (A) the principal amount of the Term Loan being paid or prepaid, multiplied by (B) 0.015 (each such product, the “Facility Fee”). Any and all Facility Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount for U.S. federal income tax purposes.

2.8.	Note Register; Term Loan Notes.

(a)    Note Register. Borrower will maintain at all times at its principal executive office a register showing (x) the names and addresses of the beneficial holders of each Term Loan Note and (y) the amount of each Term Loan Note held by every holder (the “Note Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 163(f), 871(h)(2)

and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). Each Term Loan: (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) may only be transferred or exchanged by any Lender in accordance with Section 11.1 (Successors and Assigns) hereof. Borrower shall only be required to issue, a replacement Term Loan Note in the same principal amount as the original Term Loan Note and of like tenor upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its original Term Loan Note. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The entries in the Note Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder (including under any Term Loan Note) absent manifest error and Borrower, Lenders and any of their respective agents shall treat the Person in whose name any Term Loan Note is registered as the sole and exclusive record and beneficial holder and owner of such Term Loan Note for all purposes whatsoever. Borrower shall deliver to the Collateral Agent and each Lender, promptly upon receipt of a written request therefor, a complete and correct copy of the Note Register.

(b)    Term Loan Notes. Borrower shall issue, execute and deliver to each Lender to evidence such Lender’s Term Loan, on the Closing Date, a promissory note in substantially the form attached hereto as Exhibit B (each such note, as may be amended, restated, supplemented or otherwise modified from time to time, a “Term Loan Note”). All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and as set forth in the Term Loan Notes, and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of the relevant Term Loan Note. All Term Loan Notes shall rank for all purposes pari passu with each other.

2.9.	Listing of Term Loan Notes.

(a)    Borrower shall (i) use its best efforts to obtain a listing of the Term Loan Notes on The International Stock Exchange (TISE) or another “recognised stock exchange” within the meaning of section 1005 Income Tax Act 2007 (of the United Kingdom) prior to the first Interest Date occurring in the calendar quarter immediately following the Closing Date, and (ii) use its best efforts to maintain such listing for as long as any Term Loan Notes are outstanding.

(b)    If the Term Loan Notes are listed on a “recognised stock exchange” within the meaning of section 1005 Income Tax Act 2007 (of the United Kingdom) and, as a result of a Change in Law, a deduction or withholding would be required in relation to payments made to any Lender, or the Term Loan Notes cease to be so listed, Borrower shall notify the Collateral Agent and Lenders of this fact as soon as reasonably practicable (and in no event later than ten (10) Business Days) after a Responsible Officer of any Credit Party becomes aware of such fact.

3	CONDITIONS OF TERM LOANS

3.1.    Conditions Precedent to Term Loans. Each Lender’s obligation to advance its Applicable Percentage of the Term Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)    the Collateral Agent’s receipt:

(i)    on the Effective Date, of copies of the Loan Agreement, the Disclosure Letter, the Perfection Certificate for Issuer and its Subsidiaries and the Advance Request Form, in each case (x) dated as of the Effective Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and

(ii)    on the Closing Date, of copies of the other Loan Documents (including the schedules thereto), including the Term Loan Notes executed by Borrower and the Collateral Documents (but excluding any Control Agreements, Collateral Access Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Closing Date) and, if and to the extent any update thereto is necessary between the Effective Date and the Closing Date, an updated Disclosure Letter or Perfection Certificate (provided, that in no event may the Disclosure Letter or the Perfection Certificate

be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)), in each case (x) dated as of the Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent.

(b)    the Collateral Agent’s receipt of (i) true, correct and complete copies of the Operating Documents of each of Issuer and the Credit Parties, and (ii) a Secretary’s Certificate, dated the Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)    the Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable in the subject jurisdiction, provided a good standing certificate shall not be required with respect to any Credit Party incorporated in England & Wales or Scotland), certified (where available) by the Secretary of State (or the equivalent thereof, which shall include the Registrar of Companies in the Cayman Islands) of the jurisdiction of incorporation, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Closing Date;

(d)    the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Closing Date, certifying that (i) attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Credit Party of the Loan Documents to which it is a party, (ii) the name(s) and title(s) of the officers of such Credit Party authorized to execute the Loan Documents to which such Credit Party is a party on behalf of such Credit Party together with a sample of the true signature(s) of such Credit Party(s), and (iii) that the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate;

(e)    each Credit Party shall have obtained all Governmental Approvals, if any, and all consents or approvals of other Persons, including the approval or consent of the equityholders of Issuer, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent;

(f)    the Collateral Agent’s receipt on the Closing Date of opinions of (i) Fried Frank, Harris, Shriver & Jacobson (London) LLP, Appleby, Cayman Islands, and Burness Paull LLP, counsel to the Credit Parties, and (ii) Akin Gump LLP, English counsel to the Collateral Agent, in each case addressed to the Collateral Agent and each Lender, in form and substance reasonably satisfactory to the Collateral Agent;

(g)    (i) the Collateral Agent’s receipt on the Closing Date of evidence satisfactory to the Collateral Agent and the Lenders that the insurance policies required under Section 5.4 to be maintained are in full force and effect, and (ii) subject to Section 5.14, the Collateral Agent’s receipt of appropriate evidence showing the Collateral Agent, for the benefit of Lenders and the other Secured Parties, having been named as additional insured or loss payee, as applicable (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent) with respect to any products liability and general liability insurance policies maintained in the United States regarding any Collateral;

(h)    the Collateral Agent’s receipt prior to the Effective Date of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(i)    (i) payment of Lender Expenses then due as specified in Section 2.4 hereof concurrent with the funding of the Term Loans, which such payment shall be deducted from the proceeds of the Term Loans; and (ii) payment of the Commitment Fee in accordance with Section 2.7 (which such payment, for the avoidance of doubt, shall be deducted from the proceeds of the Term Loans);

(j)    the Collateral Agent’s receipt on the Closing Date of: (i) a payoff letter in respect of all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement and the termination of all extensions of credit thereunder executed and delivered by all parties thereto, and evidence of the repayment in full of such Indebtedness and other amounts pursuant to such payoff letter prior to or concurrent with the funding of the Term Loans on the Closing Date (which evidence shall be in the form of a funds flow showing payment in full of any and all amounts described or otherwise referred to in the payoff letter); and (ii) evidence that all Liens on or security interests in any and all collateral securing the payment of any such Indebtedness and any guaranty or other obligations of Parent or any of its Subsidiaries under the Existing Credit Agreement in favor of any Person have been effectively terminated as of the Closing Date following such repayment in full;

(k)    the Collateral Agent’s receipt of a certificate, dated the Closing Date and signed by a Responsible Officer of Parent, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter; (ii) satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.2, Section 3.3 and Section 3.4 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); and (iii) that the organizational structure and capital structure of Issuer and each of its Subsidiaries is as described on Schedule 4.15 of the Disclosure Letter as at the Closing Date; and

(l)    the Collateral Agent’s receipt prior to the Effective Date of, for the period ending on or about September 30, 2020, internally prepared, unaudited consolidated financial statements for Issuer and its Subsidiaries and consolidated cash and revenue statements for Issuer and its Subsidiaries for the monthly period ending January 31, 2021 (in form and substance reasonably satisfactory to the Collateral Agent).

3.2.    Additional Conditions Precedent to Term Loans. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:

(a)    the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects on the Closing Date, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects (as so qualified), in each case, on the Closing Date (both with and without giving effect to the Term Loans) or as of such earlier date, as applicable); and

(b)    there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

3.3.    Covenant to Deliver. The Credit Parties agree to deliver to the Collateral Agent or each Lender, as applicable, each item required to be delivered to Collateral Agent or each Lender, as applicable, under this Agreement as a condition precedent to any Term Loans; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Term Loans made prior to the receipt by the Collateral Agent or any Lender, as applicable, of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Term Loans in the absence of any such item required to have been delivered by the date of such Term Loans shall be in the applicable Lender’s sole discretion. Additionally:

(a)    Parent shall deliver (or cause to be delivered) to the Collateral Agent, no later than 3 Business Days after the Closing Date, audited consolidated financial statements for Issuer and its Subsidiaries for the period ended December 31, 2020;

(b)    Parent shall deliver (or cause to be delivered) to the Collateral Agent, no later than March 26, 2021, evidence that the holders of any and all outstanding 10% unsecured subordinated convertible loan notes issued by the Issuer in respect of the Existing Convertible Indebtedness have been notified in writing of the maturity of the Term Loan Notes and the expectation that the Issuer will be unable to repay such notes in cash on the applicable maturity date, provided, that Issuer will provide a draft of such notice to the Collateral Agent in advance of delivering such notice to such holders and will reasonably consider in good faith any comments of the Collateral Agent thereto; and

(c)    Issuer shall deliver to each Lender, by no later than the date (the “Warrant Longstop Date”) that is 120 days after the Closing Date: (i) the Warrant Instrument, duly executed by Issuer; and (ii) subject to each Lender executing the Warrant Instrument, a Certificate, duly issued by Issuer, evidencing all of the Warrants that such Lender is entitled to receive pursuant to the Warrant Instrument.

3.4.    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain the Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form for the Term Loans executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance an amount equal to its Applicable Percentage of the Term Loan Amount to Borrower on the Closing Date, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to the Closing Date.

4	REPRESENTATIONS AND WARRANTIES

In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Term Loans to be made on the Closing Date, each Credit Party, jointly and severally with each other Credit Party, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of the Effective Date and on the Closing Date (both with and without giving effect to the Term Loans):

4.1.    Due Organization, Existence, Power and Authority. Issuer and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2.    Equity Interests. All of the outstanding Equity Interests in each Subsidiary of Parent, the Equity Interests in which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are (where required by Requirements of Law to be) fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and, on the Closing Date, all such Equity Interests owned directly by Parent or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests in which are required to be pledged on the Closing Date pursuant to the Collateral Documents.

4.3.    Authorization; No Conflict. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.4.    Government Consents; Third Party Consents. Except as set forth on Schedule 4.4 of the Disclosure Letter and save for the completion of any Perfection Requirements, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Current Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case of clause (a) through (d) above, for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5.    Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and, subject to the Legal Reservations and following completion of the Perfection Requirements, constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with its terms.

4.6.    Collateral. In connection with this Agreement, Issuer has delivered to the Collateral Agent a completed certificate signed by a Responsible Officer of Issuer (the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender that:

(a)    all information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date.

(b)    (i) it has good and valid title to, has the rights it purports to have in, and subject to Permitted Subsidiary Distribution Restrictions, Permitted Negative Pledges and the occurrence of the Closing Date, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens and except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution which are not Excluded Accounts other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.

(c)    a true, correct and complete list of each pending, registered, issued or in-licensed Patent, Copyright and Trademark relating in any way to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory, that is owned or co-owned by or exclusively or, if material to any such activities, non-exclusively, licensed to any Credit Party or any of its Subsidiaries (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, in each jurisdiction where issued or filed in the Territory, is set forth on Schedule 4.6(c) of the Disclosure Letter. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i)(A) each item of material Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries is valid, subsisting and enforceable (or, to the Knowledge of Parent, will be enforceable, upon issuance) and no item of material Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, been cancelled, held unpatentable or invalidated, or become abandoned or unenforceable, and, to the Knowledge of Parent, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the validity, enforceability, subsistence or scope of any such material Current Company IP, or the ownership or use of such material Current Company IP, by any Credit Party or any of its Subsidiaries, and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership, or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries, and (ii) to the Knowledge of Parent, (A) each item of material

Current Company IP that is licensed from another Person is valid, subsisting and enforceable and no item of material Current Company IP that is licensed by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, been cancelled, held unpatentable or invalidated, or become abandoned or unenforceable, and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership, or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of material Current Company IP that is licensed by a Credit Party or any of its Subsidiaries. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (x) each Person who has or has had any rights in or to owned material Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned material Current Company IP filed by any Credit Party or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest in and to such owned material Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (y) to the Knowledge of Parent, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of Product in the Territory or entitle such Person to ongoing payments. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, to the Knowledge of Parent, there are no issued or published patents, patent applications, articles or prior art references which could reasonably be expected to materially adversely affect the exploitation of Product in the Territory.

(d)    There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the material Current Company IP which is owned by or licensed to any Credit Party or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.

(e)    There are no material unpaid fees, royalties or indemnification payments under any material Current Company IP Agreement that have become overdue. Each material Current Company IP Agreement is in full force and effect and, to the Knowledge of Parent and subject to the Legal Reservations, is legal, valid, binding, and enforceable in accordance with its respective terms. Neither Parent nor any of its Subsidiaries, as applicable, is in breach of or default under any material Current Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of Parent, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(f)    No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.

(g)    Except as noted on Schedule 4.6(g) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Restricted License.

(h)    In each case where a material issued Patent within the Current Company IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered, filed or issued.

(i)    There are no pending or, to the Knowledge of Parent, threatened (in writing) claims against Parent or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory infringes or violates (or in the past infringed or violated), or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation (or in the past constituted a misappropriation) of any Third Party IP, or (ii) that any material Current Company IP is invalid, unpatentable or unenforceable.

(j)    The manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory does not and, to the Knowledge of Parent, will not, materially infringe or violate, or form a reasonable basis for a claim of material infringement or violation of, any of the rights of any third parties in or to any Third Party IP or constitutes a material misappropriation of any Third Party IP.

(k)    Except as set forth on Schedule 4.6(k) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP owned or co-owned by, or exclusively licensed to, any Credit Party or any of its Subsidiaries.

(l)    Except as set forth on Schedule 4.6(l) of the Disclosure Letter, to the Knowledge of Parent, (i) there is no, nor has there been any, material infringement or violation by any Person of any of the Company IP or the rights therein, and (ii) there is no, nor has there been any, material misappropriation by any Person of any of the Company IP or the subject matter thereof.

(m)    Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the life sciences industry, including the diagnostic device and medical device industries, to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory. Any disclosure by a Credit Party or any of its Subsidiaries of any such trade secrets to any third party has been pursuant to the terms of a written agreement with such third party, and no Credit Party or any of its Subsidiaries has suffered any material data breach or other incident that has resulted in any loss, unauthorized access, use, disclosure or modification of any such trade secrets.

(n)    Except as set forth on Schedule 4.6(n) of the Disclosure Letter, to the Knowledge of Parent, Product made, used or sold under the Patents within the Current Company IP has been marked with the proper patent notice.

(o)    Except as set forth on Schedule 4.6(o) of the Disclosure Letter, to the Knowledge of Parent, at the time of any shipment of any Product occurring prior to the Closing Date, the units thereof so shipped complied in all material respects with their relevant specifications and were developed and manufactured in accordance in all material respects with current FDA Good Manufacturing Practices, FDA Good Clinical Practices, and FDA Good Laboratory Practices.

(p)    Subject to the Legal Reservations and following completion of the Perfection Requirements, the Collateral Documents create in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a valid and continuing and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents (except to the extent not required to be perfected pursuant to the terms of the Loan Documents), perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, and having priority over all other Liens on and security interests in the Collateral (except Permitted Liens).

4.7.    Adverse Proceedings, Compliance with Laws. Except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries that, if adversely determined, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither Parent nor any of its Subsidiaries: (a) is in violation of any material Requirements of Law (including Environmental Laws), excluding any Requirement of Law which is being contested in good faith by appropriate proceedings that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.8.	Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.

(a)    RESERVED;

(b)    all consolidated financial statements (including any related notes thereto) of Issuer and each of its Subsidiaries delivered to the Collateral Agent pursuant to Section 3.1(l) present fairly in all material respects the consolidated financial condition of Issuer and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included therein present fairly in all material respects the information required to be stated therein. Neither Issuer nor any of its Subsidiaries has any contingent liability or liability for Taxes, long term lease (other than long-term leases entered into in the ordinary course of business) or unusual forward or long term commitment that is not reflected in the consolidated financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Issuer and its Subsidiaries taken as a whole;

(c)    since the date of the most recent financial statements delivered to the Collateral Agent pursuant to Section 3.1(l), there has not occurred any (i) material deterioration in the consolidated financial condition of Issuer and its Subsidiaries or (ii) change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change;

(d)    the Books of Issuer and each of its Subsidiaries in existence immediately prior to the Effective Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with (in each case, to the extent so required) Applicable Accounting Standards and Requirements of Law.

4.9.    Solvency. Each Credit Party and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party.

4.10.	Payment of Taxes.

(a)    All material foreign, federal and state income and other Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except where (i) such payment can be lawfully withheld or (ii) the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards or the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(b)    No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political subdivision thereof will be incurred by any Credit Party or any holder of a Term Loan Note as a result of the execution or delivery of the Term Loan Note or this Agreement.

4.11.    Environmental Matters. Neither Parent nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of Parent, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the

Knowledge of Parent, no predecessor of Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Parent has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Parent’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state or foreign equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.12.    Material Contracts. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of Parent, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of Parent, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto or result in the invalidation thereof. Except as described on Schedule 4.12 of the Disclosure Letter with respect to the Existing Credit Agreement, no Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of Parent threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract (or any provision thereof) or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.

4.13.    Regulatory Compliance. No Credit Party is or is required to be registered as, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940. Each Credit Party has complied in all respects with the Federal Fair Labor Standards Act (and any foreign equivalent), except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state or foreign Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

4.14.    Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, of purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15.    Subsidiaries; Capitalization. Schedule 4.15 of the Disclosure Letter includes a complete and accurate list as of the Closing Date of Issuer and each of its Subsidiaries, setting forth (a) its name and jurisdiction of incorporation, organization or formation, (b) in the case of each Credit Party, the number of authorized and issued shares of each class of its Equity Interests outstanding, and (c) the percentage of its outstanding shares of each class owned (directly or indirectly) by Issuer or any of its other Subsidiaries. No Credit Party is a Registered Organization.

4.16.    Employee Matters. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Parent or any of its Subsidiaries or, to the

Knowledge of Parent, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Parent, threatened in writing involving Parent or any of its Subsidiaries, and (c) to the Knowledge of Parent, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and, to the Knowledge of Parent, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c) above, individually or taken together with any other matter specified in clause (a), (b) or (c) above, could reasonably be expected to result in a Material Adverse Change.

4.17.    Full Disclosure. No written representation, warranty or other statement of any Credit Party or any of its Subsidiaries in any certificate or statement in writing furnished to the Collateral Agent or Lenders, taken together as a whole with all other such written certificates and written statements furnished to the Collateral Agent or Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such written certificate or written statement as of the date such certificate or statement was so furnished not misleading (it being recognized that projections and forecasts provided by the Credit Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). There are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished to the Collateral Agent or Lenders for use in connection with the transactions contemplated hereby.

4.18.    FCPA; Patriot Act; OFAC; Export and Import Laws.

(a)    None of Issuer, its Subsidiaries or, to the Knowledge of Parent, any director, officer, agent or employee of Issuer or any Subsidiary of Issuer has (i) used any corporate funds of Issuer or any Subsidiary of Issuer (including Borrower) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any Person from corporate funds of Issuer or any Subsidiary of Issuer (including Borrower), (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act 2010 (“UKBA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws.

(b)    (i) The operations of Parent and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the, the Bank Secrecy Act of 1970 (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001) and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Parent or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of Parent, threatened in writing.

(c)    None of Parent, its Subsidiaries or, to the Knowledge of Parent, any director, officer, agent or employee of Parent or any Subsidiary of Parent is, or is owned or controlled by individuals or entities that are, the target or subject of any economic, trade or financial sanctions or restrictive measures administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively “Sanctions”). Borrower will not, directly or, to the Knowledge of Parent or Borrower, indirectly through an agent, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any country or territory that at the time of such funding, is the subject of Sanctions.

(d)    Borrower will not, directly or, to the Knowledge of Parent or Borrower, indirectly through an agent, use any of the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds of the Term Loans to any Subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws, (ii) in violation of any Anti-Money Laundering Laws, or (iii) for the purpose of financing the activities of any Person that is the target or the subject of Sanctions or in any country or territory that at the time of such funding, is the subject of Sanctions;

(e)    Parent, its Subsidiaries, and to the Knowledge of Parent, their respective directors, officers, agents and employees, are in compliance with all applicable Sanctions. Parent and its Subsidiaries have instituted and maintain appropriate procedures reasonably designed to ensure compliance with applicable Sanctions and applicable anti-corruption laws, including the FCPA and UKBA.

(f)    Parent and its Subsidiaries are in compliance, in all materials respects, with applicable Export and Import Laws.

4.19.	Health Care Matters.

(a)    Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws.

(b)    Compliance with FDA Laws. Each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including the Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (the “FDCA”) and applicable FDA Guidance Documents, in any way relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of any Product in the Territory. Any Product distributed or sold in the Territory at all times during the past five (5) years has been (i) manufactured in all material respects in accordance with current FDA Good Manufacturing Practices, FDA Good Clinical Practices and FDA Good Laboratory Practices (as applicable), and (ii) if and to the extent such Product is required to be approved or cleared by the FDA pursuant to the FDCA in order to be legally marketed in the Territory for such Product’s intended uses, such Product has been approved or cleared for such intended uses, and no inquiries regarding material issues have been initiated by FDA, except in each case referred to in sub-clauses (i) or (ii) above, to the extent that any failure to ensure the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(c)    Material Statements. Within the past four (4) years, neither any Credit Party, nor, to the Knowledge of Parent, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of Parent, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law.

(d)    Proceedings; Audits. Except as has been set forth on Schedule 4.19(d) of the Disclosure Letter: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, Data Protection Laws, or FDA Laws; and (ii) to the Knowledge of Parent, there are no facts, circumstances or conditions that, individually or in the aggregate, would reasonably be expected to form the basis for any such Adverse Proceeding.

(e)    Recalls, Safety Notices, Etc. Except as set forth on Schedule 4.19(e) of the Disclosure Letter with respect to the Class 2 Device Recall LumiraDx SARSCoV2 Ag Test Strip Kit US EUA (48 Tests / EN), neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action, including as a result of any Risk Evaluation and Mitigation Strategy proposed or enforced by the FDA, relating to an alleged lack of safety or regulatory compliance of Product that could reasonably be expected to result in a Material Adverse Change. Neither any Credit Party nor any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 812.30. With respect to the Class 2 Device Recall LumiraDx SARSCoV2 Ag Test Strip Kit US EUA (48 Tests / EN), except as set forth on Schedule 4.19(e) of the Disclosure Letter: (i) the applicable Credit Party (or its Subsidiary) has rectified and resolved in all respects the reason for such recall (including the cause thereof); (ii) to the Knowledge of Parent, there are no facts, circumstances or conditions that, individually or in the aggregate, would reasonably be expected to form the basis for any further recall involving the LumiraDx Severe Acute Respiratory Syndrome (SARS) CoV-2 Antigen (Ag) Test Strips; (iii) neither any Credit Party nor any of its Subsidiaries has received any complaint, warning letter, notice of violation or other correspondence from the FDA or other Regulatory Agency regarding any subsequent identification or observation of potential false positive patient test results in connection with the use of such Test Strips; and (iv) Borrower has previously made available to the Collateral Agent and each Lender true, correct and complete copies of all material correspondence from the FDA or other Regulatory Agency regarding the Class 2 Device Recall LumiraDx SARSCoV2 Ag Test Strip Kit US EUA (48 Tests / EN).

(f)    Preclinical Studies / Clinical Trials. All material pre-clinical and clinical studies relating to Product conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in compliance with all applicable Requirements of Law, including the requirements of FDA Good Laboratory Practices and FDA Good Clinical Practice, including regulations under 21 C.F.R. Parts 50, 54, 56, 58, 812 and 820, the Common Rule, including regulations under 45 C.F.R. part 46, and guidance documents issued by the Office for Human Research Protection, the Animal Welfare Act and applicable experimental protocols, procedures and controls (and any foreign equivalent). No clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Regulatory Authority and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA, any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee has recommended, initiated or threatened to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of any Product. Neither any Credit Party nor any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 812.30.

(g)    Advertising / Promotion. Each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, officers, employees and agents has advertised, promoted, marketed and distributed Product in compliance in all material respects with FDA Laws and other Requirements of Law. Except as set forth on Schedule 4.19(g) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of Parent, any of its Subsidiaries, officers, employees or agents has received any notice of or is subject to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA or any other Governmental Authority concerning noncompliance with any FDA Laws or other Requirements of Law with regard to advertising, promoting, marketing or distributing Product.

(h)    Recordkeeping / Reporting. Each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, has maintained records relating to the research, development, testing, manufacture, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale or lease of Product in compliance in all material respects with FDA Laws and other applicable Requirements of Law, and each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, has submitted to the FDA and other Governmental Bodies in a timely manner all notices and annual or other reports required to be made by it, including adverse experience reports and annual reports, for Product save to the extent that could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights in respect of the Product.

(i)    Prohibited Transactions; No Whistleblowers. Except as set forth on Schedule 4.19(i) of the Disclosure Letter, within the past six (6) years, to the Knowledge of Parent, neither any Credit Party, any Subsidiary, any of officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law.

(j)    Exclusion. Neither any Credit Party nor, to the Knowledge of Parent, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of Parent, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties; (iv) debarred by the FDA or foreign equivalent; or (v) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling any Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.

(k)    Health Information. Each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding the privacy, data protection, security, and notification of breaches of health information and regarding electronic transactions, including HIPAA and GDPR, and each Credit Party and, to the Knowledge of Parent, each of its Subsidiaries, to the extent applicable, has implemented written policies and procedures as well as training that is customary in the medical device industry, satisfies the requirements of all applicable Requirements of Law (including HIPAA and GDPR, as applicable) and is otherwise adequate to assure continued compliance and to detect non-compliance. No Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103.

(l)    Corporate Integrity Agreement. Neither any Credit Party or Subsidiary or any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of Parent, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party to or has any ongoing reporting or disclosure obligations under, or is otherwise subject to, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements, or any order, in each case imposed by any U.S. Governmental Authority, concerning compliance with any laws, rules or regulations, issued under or in connection with a Governmental Payor Program.

4.20.	Regulatory Approvals.

(a)    Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory has all Regulatory Approvals material to the conduct of its business and operations.

(b)    Each Credit Party, each Subsidiary and, to the Knowledge of Parent, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to Product, is in compliance with, and at all times during the past five (5) years, has complied with all applicable foreign, federal, state and local laws, rules and regulations governing the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency (including the FDA), except where any instance of failure to comply with any such laws, rules or regulations could not, whether individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.20(b) of the Disclosure Letter, no Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules or regulations, including a Warning Letter or Untitled Letter from FDA.

4.21.	Supply and Manufacturing.

(a)    Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of Parent, Product at all times has been manufactured in sufficient quantities and of a sufficient quality to satisfy contractual obligations to supply Product in the Territory without the occurrence of any event causing inventory of Product in the Territory to have become exhausted prior to satisfying such obligations. To the Knowledge of Parent, no event has occurred that has caused or could reasonably be expected to cause Product to be manufactured in a quantity or of a quality insufficient to satisfy production of (i) at least 40,000,000 test strips for calendar year 2021; and (ii) at least 50,000,000 test strips for calendar year 2022.

(b)    Except as set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of Parent, (i) no manufacturer (including a contract manufacturer) or producer of Product has (A) been subject to a Regulatory Agency shutdown, restriction or import or export prohibition, or (B) received in the past five (5) years or is currently subject to (1) a FDA Form 483 or (2) other written Regulatory Agency notice of inspectional observations, warning letter, untitled letter or request to make changes to Product that could reasonably be expected to materially adversely impact Product, in either case of sub-clause (1) or (2) with respect to any facility manufacturing or producing Product for import, distribution, sale or lease in the Territory, and (ii) with respect to each such FDA Form 483 received or other written Regulatory Agency notice (if any), all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

(c)    Except as disclosed in Schedule 4.21(c) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any notice, oral or written, from any party to any Manufacturing Agreement containing any indication by or intent or threat of, such party to reduce or cease, in any material respect, the supply of Product in the Territory or the materials (including raw materials), components (including component raw materials and other component materials), equipment, technology (including software, systems, and solutions), or any other element needed to fulfill obligations related to Product in any Manufacturing Agreement through calendar year 2024 (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).

4.22.	Cybersecurity and Data Protection.

(a)    Except as set forth in Schedule 4.22(a) of the Disclosure Letter, the information technology systems used in the business of each Credit Party and its Subsidiaries (“Systems”) operate and perform in all material respects as required to permit the Credit Parties and their respective Subsidiaries to conduct their business as presently conducted in the Territory.

(b)    Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Parent and its Subsidiaries have implemented and maintain a commercially reasonable enterprise-wide privacy and information security program with plans, policies and procedures for privacy, physical and cyber security, disaster recovery, business continuity and incident response, including reasonable and appropriate administrative, technical and physical safeguards to protect from any unauthorized access, acquisition, use, control, disclosure, destruction or modification, (i) any information subject to Data Protection Laws, (ii) any information and other materials in which Parent or any of its Subsidiaries have Intellectual Property rights (including material Company IP) or nondisclosure obligations, (iii) Regulatory Submission Materials and (iv) each System.

(c)    Except as set forth on Schedule 4.22(c) of the Disclosure Letter, neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent, any vendor of Parent or any of its Subsidiaries, has suffered any material data breaches or other incidents that have resulted in (i) any unauthorized access, acquisition, use, control, disclosure, destruction or modification of any information subject to Data Protection Laws, any information or other materials subject to non-disclosure obligations, any material Company IP or any Regulatory Submission Materials, or (ii) any unauthorized access to or acquisition, use, control or disruption of any of the Systems.

(d)    Parent and each of its Subsidiaries is in material compliance with the requirements of (i) their respective enterprise-wide privacy and information security programs, (ii) Data Protection Laws, (iii) all Material Contracts regarding the privacy and security of customer, consumer, patient, clinical trial participant, employee and other personal data, (iv) their respective contractual non-disclosure obligations and (v) their respective published privacy policies.

(e)    In the past six (6) years: (i) there have not been any material third party claims related to, any loss, theft, unauthorized access to, or unauthorized acquisition, modification, disclosure, corruption, destruction, or other misuse of any information subject to Data Protection Laws (including any ransomware incident) that Parent or any of its Subsidiaries creates, receives, maintains or transmits; and (ii) neither Parent nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any information subject to Data Protection Laws created, received, maintained or transmitted by Parent or any of its Subsidiaries.

4.23.	Additional Representations and Warranties.

(a)    After giving effect to consummation of the transactions contemplated by this Agreement: (i) subject to clause (ii) below, there is no Indebtedness other than Permitted Indebtedness described in clauses (a) and (b) of the definition of Permitted Indebtedness; and (ii) all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement are repaid or paid in full, no further extension of credit is available thereunder and all Liens on or security interests in any and all collateral securing the payment of any such Indebtedness and any guaranty or other obligations of Parent or its Subsidiaries under the Existing Credit Agreement in favor of any Person have been terminated.

(b)    There are no Hedging Agreements.

(c)    Except as set forth in Schedule 4.23(c) of the Disclosure Letter, there is no registration rights agreement, investors’ rights agreement or other similar agreement relating to, governing or otherwise affecting the ownership of the capital stock or other equity ownership interests of any Credit Party.

5	AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1.    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Parent or Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

5.2.    Financial Statements, Notices, Reports. Deliver to the Collateral Agent:

(a)    Financial Statements.

(i)    Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Issuer (or such earlier date on which Issuer or Parent is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2021, a consolidated balance sheet of Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year in each case certified by a Responsible Officer of Issuer, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of Issuer’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and may be subject to a

“going concern” qualification under ASC 205-40 or the equivalent under the Applicable Accounting Standards if, and only if, such “going concern” qualification does not relate to near-term liquidity), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (ii) if and only if Issuer or Parent is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Parent’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(ii)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Issuer (or such earlier date on which Issuer or Parent is required to file a Form 10-Q under the Exchange Act, as applicable), beginning with the fiscal quarter ending March 31, 2021, a consolidated balance sheet of Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Issuer’s fiscal year, all prepared in accordance with Applicable Accounting Standards (which may be subject to a “going concern” qualification under ASC 205-40 or the equivalent under the Applicable Accounting Standards if, and only if, such “going concern” qualification does not relate to near-term liquidity), subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Issuer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes (and which, for the avoidance of doubt, may be subject to a “going concern” qualification under ASC 205-40 or the equivalent under the Applicable Accounting Standards if, and only if, such “going concern” qualification does not relate to near-term liquidity); provided, however, that such certification by a Responsible Officer of Issuer shall be deemed to have made if a similar certification is required under the Sarbanes-Oxley Act of 2002 and such certification shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(iii)    Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days of any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) or Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer of Issuer, certifying, among other things, that (A) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Issuer and its Subsidiaries as of the applicable dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied, and are not subject to a “going concern” qualification under ASC 205-40 or the equivalent under the Applicable Accounting Standards that relates to near-term liquidity, and (B) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(iv)    Monthly Financial Statements. From and after the Closing Date with respect to each calendar month at any time prior to Public Reporting Status being obtained, as soon as available, but in no event later than thirty (30) days after the last day of each such calendar month, commencing with the calendar month ending February 28, 2021, a cash balance summary and revenue summary of Issuer and its Subsidiaries for such month, in each case certified by a Responsible Officer of Issuer; and

(v)    Information During Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Issuer or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as the Collateral Agent may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract, in each case in a form reasonably acceptable to the Collateral Agent; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

(b)    Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.

(c)    Legal Action Notice. Prompt written notice (which shall be deemed given to the extent timely reported in a Form 8-K under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against Issuer or any of its Subsidiaries (i) that could reasonably be expected to result in uninsured damages or costs to Issuer or any of its Subsidiaries, individually or together with any other such action, litigation, investigation or proceeding, in an amount exceeding $3,000,000, or (ii) that alleges violations of any Health Care Laws, FDA Laws or any other applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any U.S. or foreign Governmental Authority which, individually or together with any other such allegations, could reasonably be expected to result in a Material Adverse Change; and in each case of sub-clause (i) or (ii) above, provide such additional information (including a description in reasonable detail regarding any material development) as the Collateral Agent may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.

(d)    Other Statements and Information. At any time prior to Public Reporting Status being obtained: (i) true and complete copies of all material statements, reports and notices made available to Parent’s or any of its Subsidiary’s security holders or to any holders of the Existing Convertible Indebtedness or any Subordinated Debt, as the case may be, in each case within five (5) Business Days of delivery to such any such Persons; and (ii) any financial information reasonably requested by the Collateral Agent (including aged listings of accounts receivable and accounts payable), in each case within five (5) Business Days after the request therefor.

(e)    Board Approved Projections; Consolidated Plan and Financial Forecast. At any time prior to Public Reporting Status being obtained, no later than February 28th of each fiscal year of Issuer, a consolidated plan and financial forecast of Issuer and its Subsidiaries for such fiscal year, and promptly (and in any event within seven (7) days of the approval thereof) any amendment to any such plan and forecast which is approved by the Board of Directors of Issuer.

(f)    Intellectual Property; Regulatory. At any time prior to Public Reporting Status being obtained, written notice, as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, of any of the following:

(i)    any material breach or default by any Credit Party or any of its Subsidiaries of any covenant, agreement or other provision of this Agreement or any other Loan Document, any Current Company IP Agreement or any Material Contract;

(ii)    any material breach or default by a third party under any of the Current Company IP Agreements or any Material Contract, or the termination of any such Current Company IP Agreement or Material Contract;

(iii)    any license to a third party of any rights to sell Product in the Territory, other than distribution agreements entered into in the ordinary course of business or licenses expressly required to be granted pursuant to research and development collaboration agreements entered into in the ordinary course of business;

(iv)    any notice that the FDA or other Regulatory Agency is limiting, suspending or revoking any Regulatory Approval, changing the market classification or labeling of or otherwise materially restricting manufacture or sale (or lease) of any Product;

(v)    (A) Issuer or any of its Subsidiaries, becoming subject to any material administrative or regulatory enforcement action, inspection, inspectional observation, warning letter, or notice of violation letter from the FDA or other Regulatory Agency, or (B) Product being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or (C) the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product is pending or threatened against any Issuer or any of its Subsidiaries;

(vi)    any notice that a submission has been made to the FDA or other U.S. or foreign Governmental Authority by a third party (A) for an equivalent of any Product where the submission relies on any Product information or Parent data; or (B) which constitutes a written challenge to any Regulatory Approval; and

(vii)    the occurrence of any event (including the occurrence of a serious adverse drug experience or manufacturing disruption) with respect to Product, or any component of Product, which could reasonably be expected to have a Material Adverse Change; provided, however, that any required notice of a serious adverse drug experience hereunder shall only take place following any required notice to the relevant Regulatory Agency.

(h)    Governmental Recommendations. At any time prior to Public Reporting Status being obtained, as promptly as practicable (and in any event within five (5) Business Days after the receipt thereof), copies of any written recommendation from any U.S. or foreign Governmental Authority or other regulatory body that Issuer or any of its Subsidiaries should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any material way, or any penalties or sanctions imposed.

(h)    Electronic Delivery. Financial statements, documents and other information required to be delivered pursuant to this Section 5.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which: (i) such documents are posted, or a link thereto is provided on the Borrower’s website on the Internet; (ii) such documents are posted on Parent’s or the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Collateral Agent have been provided access (including any commercial, third party website); or (iii) such financial statements, documents or other information have been filed with the SEC and made available on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, however, that delivery of any of the foregoing shall not be deemed to have been delivered unless Parent or Borrower notify the Collateral Agent in writing that the subject statements, documents or information has been so posted. Subject to the proviso in the penultimate sentence of this clause (h), each Lender and the Collateral Agent shall be solely responsible for timely accessing posted documents.

(i)    IPO Transaction. Notwithstanding the terms of this Section 5, following the IPO Transaction Closing Date, if and only to the extent any disclosure of information to the Collateral Agent pursuant to this Section 5 would violate, in the reasonable determination of Issuer’s General Counsel acting in good faith, any material Requirements of Law, such disclosure shall be limited solely to that portion of such information, the disclosure of which to the Collateral Agent would be in compliance with such Requirements of Law.

5.3.    Taxes. Timely file all material foreign, federal and state income and other required Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; save for any amount in respect thereof that (a) can be lawfully withheld or (b) is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and either (i) adequate reserves therefor have been set aside on its books and maintained in conformity with Applicable Accounting Standards or (ii) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.4.    Insurance. Maintain with financially sound and reputable independent insurance companies or underwriters, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Parent and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the timing requirements of Section 5.14 (solely with respect to any such policies in effect as of the Closing Date), any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable (the additional insured clauses or endorsements for which, in form and substance reasonably satisfactory to the Collateral Agent). So long as no Event of Default shall have occurred and be continuing, Parent and its Subsidiaries may retain all or any portion of the proceeds of any insurance of Parent and its Subsidiaries (and each Lender shall promptly remit to Borrower any proceeds received by it with respect to any such insurance).

5.5.    Operating Accounts. In the case of any Credit Party, contemporaneously with the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in (a) the United States, subject such account to a Control Agreement that is reasonably acceptable to the Collateral Agent, and (b) any jurisdiction other than the United States, comply with the Perfection Requirements required by Requirements of Law in relation to Collateral Accounts in such jurisdiction. For the avoidance of doubt in the case of the United Kingdom, this shall include the service of a notice to the bank or other depository or financial institution at which the relevant Collateral Account is maintained and the applicable Credit Party shall use commercially reasonable efforts to procure the prompt delivery to the Collateral Agent of a duly completed acknowledgement in respect of any such in accordance with the English Debenture. Subject to the timing requirements of Section 5.14 (solely with respect to any such Collateral Accounts in existence on the Closing Date or established within 90 days following the Closing Date), for each Collateral Account that each Credit Party at any time maintains in the United States, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States at or with which any Collateral Account is maintained to execute and deliver, and such Credit Party shall execute and deliver, to the Collateral Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent. The provisions of the previous two (2) sentences shall not apply to (1) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (2) zero balance accounts, (3) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (4) merchant accounts, (5) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (6) accounts which constitute cash collateral in respect of a Permitted Lien and (7) any other accounts, the cash balance of which such accounts does not exceed $5,000,000 in the aggregate at any time, as reasonably determined in good faith by a Responsible Officer of Parent (all such accounts in sub-clauses (1) through (7) above, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) following (i) the Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Closing Date (or opened during such 90-day period (or such longer period as the Collateral Agent may agree in its sole discretion)) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties acquired in connection with such Acquisition or other Investment.

5.6.    Compliance with Laws. Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws, FDA Laws, Data Protection Laws and the Federal Fair Labor Standards Act, and any foreign equivalents thereof), except, in each case, if the failure to comply therewith could not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.

5.7.	Protection of Intellectual Property Rights.

(a)    (i) Protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter partes review proceedings, derivation proceedings, post grant review proceedings, cancellation proceedings, injunctions, lawsuits, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, patentability, enforceability or ownership of any Company IP; (ii) maintain the confidential nature of any trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory to be abandoned, forfeited or dedicated to the public by Parent or any of its Subsidiaries or any Current Company IP Agreement to be terminated, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by Parent or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Parent or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)    (i) Except as Parent may otherwise determine in its reasonable business judgment, use commercially reasonable efforts, at its (or its Subsidiaries’) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary to (A) prosecute and maintain the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within such material Company IP, against any claims of invalidity, unpatentability or unenforceability (including by bringing any legal action for infringement, dilution, violation, derivation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any material Company IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of such Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory.

(c)    Save as contemplated by any Permitted License, protect, defend and maintain market exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory through the Term Loan Maturity Date, and not allow for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of an equivalent version of any Product in the Territory before the Term Loan Maturity Date, in each case if such equivalent version infringes or violates, or could reasonably be expected to infringe or violate, any of the rights of any Credit Party or its Subsidiary in or to any material Company IP, without the Collateral Agent’s prior written consent. Parent agrees to (i) notify the Collateral Agent in writing of, and (ii) keep the Collateral Agent reasonably informed regarding, and (iii) at the request of the Collateral Agent in writing, consult with and consider in good faith any comments of the Collateral Agent regarding, the commencement of and any filings in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case challenging the legality, validity, patentability, enforceability, inventorship or ownership of any material Company IP (including any claim in any material Patent within the Company IP).

(d)    Provide written notice to the Collateral Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Credit Party shall take such commercially reasonable steps as the Collateral Agent reasonably requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for the Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by Requirements of Law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.8.    Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary).

5.9.    Access to Collateral; Audits. Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect any of the Collateral or to inspect and copy and (at the sole discretion of the Collateral Agent) audit any Credit Party’s Books. The foregoing inspections and audits, if any, shall be at the relevant Credit Party’s expense.

5.10.    Use of Proceeds. (a) Use the proceeds of the Term Loans solely to repay all Indebtedness and any and all other amounts outstanding under the Existing Credit Agreement and any and all costs and expenses associated therewith, and to fund its general corporate requirements; and (b) not use the proceeds of the Term Loans, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. If requested by the Collateral Agent, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.

5.11.    Further Assurances. Promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce its Lien, for the benefit of Lenders and the other Secured Parties, on Collateral securing the Obligations created under the Collateral Documents and the other Loan Documents in accordance with the terms of the Collateral Documents and the other Loan Documents, subject to Permitted Liens.

5.12.	Additional Collateral; Guarantors.

(a)    From and after the Closing Date, except as otherwise approved in writing by the Collateral Agent, each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries), and the Issuer may at its election cause any of its Excluded Subsidiaries (and the Collateral Agent and Lenders shall co-operate with any such election) to guarantee the Obligations and to cause each such Subsidiary to grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens), all of such Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure such guaranty; provided, that such Credit Party’s obligations to take the foregoing actions with respect to any assets acquired as part of an Asset Acquisition and to cause any Subsidiaries incorporated, organized, formed or acquired (including by Stock Acquisition) after the Closing Date, including all such Subsidiary’s properties and assets (including in connection with an Asset Acquisition), or incorporated or formed in Italy as at the Closing Date, to take the foregoing actions shall, in each case, be subject to the timing requirements of Section 5.13 or Section 5.14, as applicable. Furthermore, except as otherwise approved in writing by the Collateral Agent, each Credit Party, from and after the Closing Date, shall, and shall cause each of its Subsidiaries to, grant the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), all of the Equity Interests (other than Excluded Equity Interests) in each of its Subsidiaries (other than Excluded Subsidiaries) provided, that such Credit Party’s obligations to do the foregoing with respect to the Equity Interests in any Subsidiary in existence on the Closing Date incorporated or formed in Italy shall be subject to the timing requirements of Section 5.14. In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent, provided, that such Credit Party’s obligations to do the foregoing with respect to the Pledged Certificated Stock in LumiraDx, Inc. shall be subject to the timing requirements of Section 5.14. In connection with each pledge of uncertificated Equity Interests in a Subsidiary formed or organized in the United States required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached as an Annex to the Security Agreement.

(b)    In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of Parent) in excess of $5,000,000, unless otherwise agreed by the Collateral Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Collateral Agent, within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent.

(c)    If any Credit Party becomes (or any New Subsidiary is) a Registered Organization, Borrower or such Credit Party shall (or shall cause such New Subsidiary to) promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s (or New Subsidiary’s) organizational identification number.

5.13.    Formation or Acquisition of Subsidiaries. If any Credit Party or any of its Subsidiaries at any time after the Closing Date incorporates, organizes, forms or acquires (including by a Stock Acquisition) a Subsidiary (including by division) other than an Excluded Subsidiary (a “New Subsidiary”) or if any Credit Party makes an Asset Acquisition, as promptly as practicable but in no event later than thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such incorporation, organization, formation or acquisition or Asset Acquisition: (a) without limiting the generality of clause (c) below, such Credit Party will cause such New Subsidiary or Credit Party, as applicable, to the extent required and/or applicable to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto) and any relevant IP Agreement or other Collateral Documents, as applicable; (b) such Credit Party will deliver (or cause to be delivered) to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such New Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of the Operating Documents of such New Subsidiary are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such New Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation (where applicable in the subject jurisdiction); and (c) such Credit Party will cause such New Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such New Subsidiary. The parties hereto agree that any New Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of any joinder contemplated by clause (a) above or the date such New Subsidiary provides any guarantee of the Obligations as contemplated by Section 5.12. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.

5.14.    Post-Closing Requirements. Parent will, and will cause each of its Subsidiaries, as applicable, to take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Collateral Agent may agree in its sole discretion), which shall include, among other things, that: (a) notwithstanding anything to the contrary in Section 3.1(g) or Section 5.4, the Credit Parties shall have until the date that is sixty (60) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.4 with regards to naming the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, on any products liability or general liability insurance in the United States regarding Collateral in effect on the Closing Date; (b) notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is ninety (90) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Closing Date or opened during such 90-day period; (c) notwithstanding anything to the contrary in Section 6.2(b), the Credit Parties shall have until the date that is sixty (60) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 6.2(b)(ii) with regards to the location of the primary Books of any Credit Party or any of its Subsidiaries or the location of any material portion of the Collateral on the Closing Date or during such 60-day period; (d) notwithstanding anything to the contrary in Section 5.12, the Credit Parties shall have until the date that is one hundred and twenty (120) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.12 with regards to any Subsidiary incorporated, organized or formed in Italy in existence on the Closing Date (including such Subsidiary’s properties and assets and the Equity Interests in such Subsidiary); and (e) notwithstanding anything to the contrary in Section 5.12, the Credit Parties shall have until the date that is thirty (30) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.12 with regards to the delivery of Pledged Certificated Stock in LumiraDX, Inc. All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.

5.15.	Environmental.

(a)    Deliver to the Collateral Agent:

(i)    promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any material Release required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Parent shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;

(ii)    as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any material Release required to be reported to any federal, state, local or foreign governmental or regulatory agency (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(iii)    prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Parent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Parent or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Parent or any of its Subsidiaries to modify current operations in a manner that, individually or taken together with any other such proposed actions, could reasonably be expected to subject Parent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(iv)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 5.15(a).

(b)    Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.16.    Inventory; Returns; Maintenance of Properties. Keep all Inventory which constitutes Product in good and marketable condition, free from material defects and otherwise keep all Inventory which constitutes Product in material compliance with all applicable FDA Laws, FDA Good Manufacturing Practices, FDA Good Clinical Practice, FDA Good Laboratory Practices and FDA Guidance Documents, as applicable. Returns and allowances between a Credit Party and its Account Debtors shall follow such Credit Party’s customary practices. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.17.    Regulatory Obligations; Maintenance of FDA Approval; Manufacturing, Marketing and Distribution. (a)(i) Comply in all material respects with FDA post-marketing approval requirements (and foreign equivalents), including conditions of authorization of applicable Emergency Use Authorizations, for Product in the Territory, (ii) maintain the FDA approval to manufacture, market, and distribute Product in the Territory, and (iii) with respect to each calendar year commencing with the calendar year 2021, maintain sufficient manufacturing capacity to sell Product in the Territory that would be sufficient (A) to generate Net Sales in an amount equal to the minimum Net Sales amount for such calendar year set forth in Section 6.16 and (B) to generate Net Sales (based, solely for the purposes of this sub-clause (B), on reasonable pricing assumptions for the Product as at the Effective Date) in an amount equal to 1.5 times the minimum Net Sales amount for such calendar year set forth in Section 6.16.

(b)    Deliver to the Collateral Agent, as promptly as practicable after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, written notice describing in reasonable detail any instance where the Credit Party or any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 812.30.

5.18.    Collateral Documents. Comply in all respects with all of its covenants, agreements, undertakings and obligations arising under each Collateral Document to which it is a party.

6	NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1.    Dispositions. Convey, sell, lease, transfer, exchange, assign, covenant not to sue, enter into a coexistence agreement, exclusively or non-exclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) or any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers (unless otherwise expressly prohibited under in Section 6.6(b)).

6.2. Fundamental	Changes; Location of Collateral.

(a)    Without at least ten (10) days prior written notice to the Collateral Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.

(b)    Maintain its primary Books or deliver any material portion of the Collateral to one or more mortgaged or leased locations or one or more warehouses, processors or bailees, as applicable, unless (i) with respect to any such new mortgaged or leased location or new warehouse, processor or bailee, such Credit Party has delivered at least fifteen (15) days’ prior written notice to the Collateral Agent, which such notice shall in reasonable detail identify such Books or Collateral (as applicable) and indicate the location from which it is being delivered and the location to which it is being delivered (and may be in the form of an update to the Perfection Certificate; provided that any update to the Perfection Certificate by any Credit Party pursuant to this Section 6.2(b)(i) shall not relieve any Credit Party of any other Obligation under this Agreement, including under clause (ii) below), and (ii) subject to the timing requirements of Section 5.14 (solely with respect to such locations, warehouses, processors or bailees where such Books or Collateral is located on the Closing Date or during the 60-day period following the Closing Date), commercially reasonable efforts have been used to obtain a Collateral Access Agreement for such mortgaged or leased location or such warehouse, processor or bailee governing both such Books or Collateral (as applicable) and the location to which such Books or Collateral (as applicable) have been delivered, executed and delivered by all parties thereto (in form and substance reasonably satisfactory to the Collateral Agent), as promptly as practicable (and in no event later than sixty (60) days after) the relevant Books or Collateral is delivered to such mortgaged or leased location or warehouse, processor or bailee (as applicable).

6.3. Mergers,	Acquisitions, Liquidations or Dissolutions.

(a)    Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:

(i)    any Subsidiary of Issuer may merge or consolidate with or into a Credit Party, provided that the Credit Party is the surviving entity,

(ii)    any Subsidiary of Issuer may merge or consolidate with any other Subsidiary of Issuer, provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation;

(iii)    any Subsidiary of Issuer may divide itself into two (2) or more entities or be dissolved or liquidated, provided that if such Subsidiary is a Credit Party, the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and

(iv)    any Permitted Acquisition or Permitted Investment may be structured as a merger or consolidation.

(b)    make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.

6.4.    Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.

6.5.    Encumbrances. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral, or (ii) permit (other than pursuant to the terms of the Loan Documents, and subject to the Legal Reservations and following completion of the Perfection Requirements) any material portion of the Collateral not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

6.6.	No Further Negative Pledges; Negative Pledge.

(a)    No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.

(b)    Notwithstanding Section 6.1, no Credit Party will create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for: (i) Permitted Liens; (ii) transfers between or among Credit Parties, provided that, subject to the Legal Reservations and following completion of the Perfection Requirements, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, are taken contemporaneously with the completion of any such transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement, provided that such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.

6.7.    Maintenance of Collateral Accounts. Maintain any Collateral Account except in accordance with the terms of Section 5.5 hereof.

6.8.	Distributions; Investments.

(a)    Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests, except, in each case of this Section 6.8, for Permitted Distributions.

(b)    Directly or indirectly make any Investment other than Permitted Acquisitions and Permitted Investments.

6.9.    No Restrictions on Subsidiary Distributions. No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Parent, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any other Subsidiary of Parent, (c) make loans or advances to Borrower or any other Subsidiary of Parent, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Parent, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.

6.10.	Existing Convertible Indebtedness; Subordinated Debt.

(a)    Existing Convertible Indebtedness. Notwithstanding anything to the contrary in this Agreement (including in the definition of “Permitted Indebtedness” or relating to Subordinated Debt generally):

(i)    Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Existing Convertible Indebtedness unless being replaced or refinanced with Permitted Indebtedness; provided, however, that, subject to Section 6.10(a)(iv) below, any and all conversions of any Existing Convertible Indebtedness into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) from time to time in accordance with the terms thereof shall be permitted hereunder;

(ii)    Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any of the Existing Convertible Indebtedness, other than, subject to Section 6.10(a)(iv) below, any payment in cash of accrued and unpaid interest required from time to time under the express terms of the Existing Convertible Indebtedness (and not prohibited under the Additional Intercreditor Agreement); provided, however, that in the event the IPO Transaction Closing Date does not occur within six (6) months of the Closing Date, no payment of interest (including accrued and unpaid interest) in cash on or in respect of any Existing Convertible Indebtedness shall be permitted hereunder unless and until (A) the Issuer has received an equity investment in an amount equal to or greater than $25,000,000 and (B) any such interest is paid solely with the proceeds from such equity investment;

(iii)    Without limiting the generality of Section 6.4, create, incur, assume or become, directly or indirectly, liable with respect to, or issue any convertible loan note (or other similar instruments) evidencing, any Existing Convertible Indebtedness that is not issued and outstanding as of the Effective Date and disclosed on Schedule 12.2 of the Disclosure Letter; or

(iv)    Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Existing Convertible Indebtedness or any agreement, instrument or other document relating thereto in any manner which would contravene in any respect any of the foregoing, increase the rate of interest thereon, require any additional cash or increased cash payments with respect to, shorten the maturity thereof or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, including, for the avoidance of doubt, in order to implement the IPO Transaction.

(b)    Subordinated Debt. Notwithstanding anything to the contrary in this Agreement:

(i)    Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt or the BMFG Debt in cash unless, in each case, being replaced or refinanced with new Subordinated Debt;

(ii)    Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing; or

(iii)    Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt or the BMFG Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders without the prior written consent of the Collateral Agent (in its sole discretion).

6.11.    Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would reasonably be expected to result in a Material Adverse Change.

6.12.	Compliance.

(a)    Become an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Term Loans for that purpose;

(b)    No ERISA Affiliate shall cause or suffer to exist (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or

(c)    Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.

6.13.    Compliance with Sanctions and Anti-Money Laundering Laws. The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Sanctions and Anti-Money Laundering Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Sanctions and Anti-Money Laundering Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, enter into any documents or contracts with any Blocked Person. Each Credit Party shall notify the Collateral Agent and each Lender in writing promptly (but in any event within five (5) Business Days after) a Responsible Officer of any Credit Party becomes aware that any Credit Party or any Subsidiary or Affiliate of any Credit Party is a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Sanctions, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of prohibitions under applicable Sanctions or Anti-Money Laundering Laws.

6.14.    Amendments or Waivers of Current Company IP Agreements. (a) Except as described on Schedule 4.12 of the Disclosure Letter with respect to the Existing Credit Agreement, waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Current Company IP Agreements, in each case of this Section 6.14, which could reasonably be expected to, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, result in a Material Adverse Change.

6.15.    Minimum Liquidity. From and after the Effective Date, after giving effect to the transactions contemplated hereunder and without violating any other term or provision of this Agreement, permit consolidated Liquidity of Issuer and its Subsidiaries, tested monthly at the end of each calendar month commencing with the next, full calendar month occurring immediately after the Effective Date, to be less than $50,000,000; provided, however, that in the event the IPO Transaction Closing Date occurs within six (6) months of the Closing Date, the foregoing threshold shall be reduced to $40,000,000 from and after such IPO Transaction Closing Date.

6.16.    Minimum Net Sales. From and after the Effective Date and without violating any other term or provision of this Agreement, permit trailing twelve-month Net Sales of Issuer and its Subsidiaries, tested quarterly at the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2021, to be less than (a) $400,000,000 for the calendar year 2021 and (b) $500,000,000 for each calendar year thereafter.

7	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.    Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loan or the Term Loan Notes when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due, any payment of interest on the Term Loan Notes or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which such five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).

7.2.	Covenant Default.

(a)    The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.7, 5.10, 5.13, 5.14 or 5.17 or (ii) violate or breach any covenant or agreement in Section 2.9(a) or Section 6; or

(b)    The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure or neglect continues for ten (10) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been given to Borrower by the Collateral Agent or any Lender; provided, however, that if such Default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Credit Party or such Subsidiary, as applicable, be cured within such ten (10) day period, and such Default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed twenty (20) days) to attempt to cure such Default, and within such reasonable time period the failure to cure such Default shall not constitute an Event of Default. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

7.3.    Material Adverse Change. A Material Adverse Change occurs.

7.4.	Attachment; Levy; Restraint on Business.

(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $10,000,000 on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

(b)    (i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Parent and its Subsidiaries from conducting any material part of their business, taken as a whole.

7.5.	Insolvency.

(a)    With respect to any Credit Party incorporated, organized or formed in the United States, an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any such Credit Party, or of a substantial part of the property of any such Credit Party, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Credit Party or for a substantial part of the property or assets of any such Credit Party; or (iii) the winding-up or liquidation of any such Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)    Any Credit Party incorporated, organized or formed in the United States shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Credit Party or for a substantial part of the property or assets of any such Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) wind up or liquidate (except as otherwise expressly permitted hereunder); or (viii) take any action for the purpose of effecting any of the foregoing;

(c)    Any Credit Party incorporated, organized or formed in any jurisdiction other than the United States: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends or threatens in writing to suspend making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Collateral Agent or any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness;

(d)    The value of the assets of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States is less than its liabilities (taking into account contingent and prospective liabilities) which would require the initiation of Insolvency Proceedings; or

(e)    A moratorium is declared in respect of any indebtedness of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States. If a moratorium occurs, the ending of the moratorium will not remedy any Default or Event of Default caused by that moratorium;

(f)    Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, formal winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States; (ii) a composition, compromise, assignment or arrangement with any class of creditors of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States as a result of any financial difficulty; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States or any of its assets with value of over $10,000,000; or (iv) enforcement of any Lien over any assets of any Credit Party incorporated, organized or formed in any jurisdiction other than the United States, or, with respect to clauses (i) through (iv) above, any analogous procedure or step is taken in any jurisdiction; or

(g)    Clause (f) immediately above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of the commencement thereof or any step or procedure in connection with any transaction otherwise expressly permitted by this Agreement.

7.6.    Other Agreements. Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000.

7.7.    Judgments. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $10,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8.    Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce the Collateral Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made.

7.9.    Loan Documents; Collateral. Subject to the Legal Reservations and following completion of the Perfection Requirements, any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

7.10.    ERISA Event. An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change, or the imposition of a Lien under Section 303(k) of ERISA on any Collateral that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

7.11.    Warrants. Issuer fails to obtain the requisite approval of its shareholders to, or otherwise fails to, on or prior to the Warrant Longstop Date, (i) duly execute and deliver the Warrant Instrument to Lenders; or (ii) subject to the Lenders executing the Warrant Instrument, duly issue and deliver to each Lender a Certificate evidencing all of the Warrants that such Lender is entitled to receive pursuant to the Warrant Agreement.

7.12.    Intercreditor Agreements. A material default or breach occurs under the Additional Intercreditor Agreement or any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or any creditor party to such an agreement with the Collateral Agent or Lenders breaches the terms of such agreement in any material respect; provided that material defaults or breaches for the purposes of this Section 7.12 shall include breaches of payment, enforcement and subordination provisions or restrictions. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.

8	RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1.    Rights and Remedies. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:

(a)    by notice to Borrower, in such capacity and in its capacity as agent, attorney-in-fact and legal representative of each of the Credit Parties, declare all Obligations (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs, in respect of any Credit Party organized or established in the U.S., all Obligations, including any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable, are automatically and immediately due and payable without any notice or other action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable) shall become due and payable by Borrower without presentment for payment, demand, notice of protest or other demand or notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)    settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest, for the benefit of the Lenders and the other Secured Parties, in such funds, and verify the amount of the Collateral Accounts;

(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral. Borrower shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest, for the benefit of Lenders and the other Secured Parties, and pay all expenses incurred. Borrower grants the Collateral Agent an irrevocable, royalty-free license or other right to enter, use, operate and occupy (and for its agents or representatives to enter, use, operate and occupy), without charge, any such premises to exercise any of the Collateral Agent’s or any Lender’s rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral);

(e)    apply to the Obligations (i) any balances and deposits of Borrower it holds, (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower or (iii) any balance from any Collateral Account of any Credit Party (or instruct the bank at which any such Collateral Account is maintained to pay the balance of any such Collateral Account to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, as of the Closing Date: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties. Each Credit Party shall retain the right to control the Collateral Agent’s use of its trade names and Trademarks and such trade names and Trademarks, together with the goodwill associated therewith, are and remain the exclusive property of the Credit Parties, and any and all use of the same by the Collateral Agent shall inure to the benefit of the Credit Parties;

(g)    place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)    demand and receive possession of the Books of any Credit Party regarding Collateral; and

(i)    exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Each of the Collateral Agent and Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other

Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, representatives from Borrower and the Collateral Agent shall promptly meet (in person or telephonically) to discuss in good faith how to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Current Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto. If Borrower and the Collateral Agent do not mutually agree with respect thereto within ten (10) Business Days after such request by the Collateral Agent (or such later date as agreed by the Collateral Agent), then the Collateral Agent may request Borrower to, and Borrower (promptly following the receipt of such request) shall, use reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Current Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent.

8.2.    Power of Attorney. Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in any jurisdiction regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third party as the Code permits. Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and no Lender is under any further obligation to make Term Loans hereunder. The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and each Lender’s obligation to provide Term Loans terminates.

8.3.    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.

8.4.    Collateral Agent’s Liability for Collateral. So long as the Collateral Agent complies with Requirements of Law and reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.5.    No Waiver; Remedies Cumulative. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower or any other Person of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6.    Demand Waiver; Makewhole Amount; Prepayment Premium; Facility Fee. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount, Prepayment Premium and Facility Fee that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and Borrower shall pay the applicable Makewhole Amount, Prepayment Premium and Facility Fee that is payable pursuant to Section 2.2(e), Section 2.2(f) and Section 2.7(b), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; (d) when delivered, if hand-delivered by messenger; or (e) if sent by electronic mail, when received in readable form, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

LumiraDx Investment Limited

3 More London Riverside

London SE1 2AQ

United Kingdom

Attn: Veronique Ameye

with copies to (which shall not constitute notice) to:

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

100 Bishopsgate

London

EC2N 4AG

United Kingdom

Attn: Ian Lopez / Neil Caddy

If to Collateral Agent:      BioPharma Credit PLC

c/o Beaufort House

51 New North Road

Exeter EX4 4EP

United Kingdom

Attn: Company Secretary

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

If to any Lender:               To the address of such Lender set forth on Exhibit D attached hereto with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

10	CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

THE LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11	GENERAL PROVISIONS

11.1.	Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.

(b)    No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender. Subject to Section 11.1(d), any Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any other Lender, any Affiliate of any Lender or any third Person without Borrower’s consent (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, that no Lender may make a Lender Transfer to a Competitor of Borrower without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default; provided, further, that a Lender Transfer of any interest in or the Lenders’ obligations, rights, and benefits under this Agreement in respect of any Term Loan shall not be valid unless accompanied by a Lender Transfer of a proportionate amount of the interest in or the Lenders’ obligations, rights, and benefits in respect of any Term Loan Note issued in respect thereof.

(c)    Any Lender Transfer (when aggregated with any simultaneous Lender Transfer by any of such Lender’s Affiliates) must not be less than a minimum aggregate principal amount of $5,000,000 unless, with respect to any Term Loan, the aggregate principal amount outstanding is less than $5,000,000, in which case any Lender Transfer (when aggregated with any simultaneous Lender Transfer by any of such Lender’s Affiliates) must not be less than a minimum aggregate principal amount of $1,000,000.

(d)    If a Lender makes a Lender Transfer (other than a pledge), the recipient of the Lender Transfer shall only be entitled to the benefits of Section 2.5 or Section 2.6(a) (subject to the requirements and limitations therein) to the same extent that the relevant original Lender would have been entitled to receive such payment had the Lender Transfer not occurred; provided, however, that this Section 11.1(d) shall not apply to restrict the availability of the benefits of Section 2.6 to the transferee in a Lender Transfer if (i) the Term Loan Notes are not, or cease to be, listed on a “recognised stock exchange” within the meaning of section 1005 Income Tax Act 2007 (of the United Kingdom), or (ii) as a result of a Change in Law, a deduction or withholding in respect of UK Tax would be required in relation to payments made to any Lender or holder of a Term Loan Note.

(e)    In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, restatement, supplement or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.

(f)    Borrower shall record any Lender Transfer in the Note Register. Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated. If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”) and shall provide copies of the Participant Register to the Borrower; provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person (other than the Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Borrower shall have no responsibility for maintaining the Participant Register.

(g)    Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void and neither Borrower nor any transfer agent shall give any effect in the Note Register to such attempted transfer.

11.2.	Indemnification.

(a)    Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of that Indemnified Person (or its Affiliates or controlling Persons or their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Parent or any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.

(b)    To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)    Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, and without limiting the generality of Section 2.4, Borrower agrees to pay or reimburse promptly following demand each of the Collateral Agent and Lenders (and their respective successors and permitted assigns) and each of their respective Related Parties, if applicable, for any and all fees, expenses and disbursements of the kind or nature described in clause (ii) of the definition of “Lender Expenses” incurred by it.

11.3.    Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4.    Correction of Loan Documents. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

11.5.	Amendments in Writing; Integration.

(a)    No amendment, restatement or modification of or supplement to any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, modification, supplement, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b)    This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.6.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7.    Survival. Termination Prior to Term Loan Maturity Date. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to this Section 11.17 and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied in accordance with the terms of this Agreement. The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run. So long all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) have been paid in full and satisfied in accordance with the terms of this Agreement, this Agreement shall be terminated (a) prior to the Term Loan Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is delivered to the Collateral Agent and the Lenders, or (b) if no such notice is delivered, automatically on the Term Loan Maturity Date.

11.8.    Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know (following due and careful enquiry) that the third party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees, purchasers or participants of any interest in the Term Loans (including, for the avoidance of doubt, in connection with any proposed Lender Transfer), provided that no such disclosure to any Competitors shall be permitted hereunder without Borrower’s prior written consent, which such consent shall not be required after the occurrence and during the continuance of an Event of Default); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators; (e) as the Collateral Agent or such Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Collateral Agent or such Lender; and (g) to any of the Collateral

Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of this Section 11.8 shall survive the termination of this Agreement.

11.9.    Attorneys’ Fees, Costs and Expenses. In any action or proceeding between any Credit Party and the Collateral Agent or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10.    Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.

11.11.    Marshalling; Payments Set Aside. Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12.    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

11.13.    Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.    Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15.    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16.    No Advisory or Fiduciary Duty. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents, and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

11.18.    Credit Parties’ Agent. Each of the Credit Parties hereby irrevocably appoints Borrower, as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Credit Parties (or any of them) from the Collateral Agent or the Lenders, executing amendments, waivers or other modifications of or supplements to Loan Documents and executing or designating new Loan Documents. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Borrower and any amendment, waiver or other modification of or supplement to a Loan Document or the execution or designation of new Loan Documents executed or made by Borrower, whether in its own name or on behalf of one or more of the other Credit Parties, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Credit Party as to the binding effect on it of any such request, instruction, report, information, other notice, communication, amendment, supplement, waiver, other modification, execution or designation, nor shall the joint and several character of the Credit Parties’ obligations hereunder be affected thereby.

12	COLLATERAL AGENT

12.1.    Appointment and Authority. Each Lender hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first two (2) sentences of Section 12.6 and the penultimate paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders.

12.2.    Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any Lender.

12.3.	Exculpatory Provisions.

(a)    The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)    The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.

(c)    The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

12.4.    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5.    Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.6.    Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower so long as no Default or Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.

12.7.    Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Term Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8.    Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize and instruct the Collateral Agent, and the Collateral Agent agrees:

(a)    to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (i) upon payment and satisfaction in full of all Obligations (other than unasserted inchoate indemnity obligations) in accordance with the terms of this Agreement, (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is owned by a Guarantor, upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;

(b)    to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (d), (i), (j), (m), (n) and (r) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (d), (i), (j), (m) and (n) of the definition of “Permitted Liens”);

(c)    to release any Guarantor (other than Borrower, Parent and Issuer) from its obligations under each Collateral Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or upon payment and satisfaction in full of all Obligations (other than unasserted inchoate indemnity obligations) in accordance with this Agreement;

(d)    to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and

(e)    to enter into the Additional Intercreditor Agreement with respect to the Existing Convertible Indebtedness and any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt.

Without prejudice to the obligation to fulfill the foregoing, upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor (other than Borrower, Parent or Issuer) from its obligations under each Collateral Document pursuant to this Section 12.8.

In each case as specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes and instructs the Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into the Additional Intercreditor Agreement with respect to the Existing Convertible Indebtedness or any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or (iv) to evidence the release of any Guarantor (other than Borrower, Parent or Issuer) from its obligations under each Collateral Document, in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Collateral Agent.

Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.

12.9.    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

12.10.    Notices and Items to Lenders. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.

13 DEFINITIONS

13.1.    Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Additional Consideration” means, individually or collectively as the context dictates, the Commitment Fee and the Facility Fee.

“Additional Intercreditor Agreement” means that certain English law intercreditor agreement dated on or around the date of this Agreement among Parent, the Existing Convertible Indebtedness holders and the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in form and substance satisfactory to the Collateral Agent.

“Advance Request Form” means an Advance Request Form in substantially the form attached hereto as Exhibit A.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of Borrower, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Parent or any of its Subsidiaries.

“Agreement” is defined in the preamble hereof.

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Applicable Accounting Standards” means with respect to Issuer and its Subsidiaries, means IFRS and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto as in effect from time to time.

“Applicable Percentage” means, with respect to each Lender at any time of determination, the percentage equal to a fraction, the numerator of which is the amount of such Lender’s Term Loan Commitment and the denominator of which is an amount equal to the aggregate principal of the Term Loans at such time.

“ASC” is defined in Section 1.

“Asset Acquisition” means, with respect to Issuer or any of its Subsidiaries, any purchase, in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person). For the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement pursuant to which Issuer or any Subsidiary acquires rights to promote or market the products of another Person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” an individual or entity that is, or is owned or controlled by individuals or entities that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including currently, Crimea, Cuba, Iran, North Korea and Syria.

“BMFG Debt” means Indebtedness incurred by Issuer owed to the Bill & Melinda Gates Foundation or any affiliate thereof or related entity, in the original principal amount of $18,000,000, pursuant to that certain note purchase agreement, dated as of October 17, 2019 .

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation (including any limited liability company incorporated in England & Wales or Scotland), the board of directors of such Person, (ii) in the case of any limited liability company incorporated in the United States, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership or exempted limited partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Credit Party, those resolutions adopted by such Credit Party’s Board of Directors and delivered by such Credit Party to the Collateral Agent pursuant to Section 3.1(d) approving the Loan Documents to which such Credit Party is a party and the transactions contemplated thereby (including the Term Loans).

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London, England or the Cayman Islands.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property by that Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards (subject to Section 1 hereof).

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards.

“Cash Equivalents” means

(a)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;

(b)    certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or a rating for its long-term unsecured and noncredit enhanced debt obligations of “A” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “A2” or higher by Moody’s Investors Service Limited;;

(c)    commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher Moody’s Investors Service Limited, and, in each case, maturing within two (2) years after the date of acquisition;

(d)    repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e)    investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;

(f)    investments in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited (or, if at any time none of Fitch Ratings Ltd, Moody’s Investors Service Limited or Standard & Poor’s Rating Service shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g)    other investments in accordance with the Borrower’s investment policy as of the Closing Date or otherwise approved in writing by the Collateral Agent.

“Cayman Islands Debenture” means the Debenture governed by Cayman Islands law, dated as of the Closing Date, by and among the Issuer and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Certificate” shall have the meaning ascribed to such term in the Warrant Instrument.

“Change in Control” means: (a) a transaction or series of related transactions (including any merger or consolidation involving Issuer, Parent or Borrower) (i) at any time on or prior to the IPO Transaction Closing Date, in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any “person” or “group” which is a direct or indirect stockholder of the Issuer as at the Effective Date is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of shares of the then-outstanding capital stock of the Issuer ordinarily entitled to vote in the election of directors, and (ii) following the IPO Transaction Closing Date, in which Persons which are direct or indirect stockholders of the Issuer as at the Effective Date cease to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of shares of the then-outstanding capital stock of the Issuer ordinarily entitled to vote in the election of directors; (b) a sale, directly or indirectly, of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of related transactions (whether by way of merger, stock purchase, asset purchase or otherwise); (c) Issuer ceases to own, directly or indirectly, 100% of the Equity Interests in Borrower in one transaction or a series of related transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (d) a merger or consolidation involving Issuer, Parent or Borrower, as the case may be, in which Issuer, Parent or Borrower, as applicable, is not the surviving Person; provided, however, that the IPO Transaction shall not constitute a “Change in Control” for any purposes under this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, published interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the Term Loans are advanced by Lenders, which, subject to the satisfaction of the conditions precedent set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.4, shall be five (5) days following the Effective Date, provided, however, that if such date is not a Business Day, the Closing Date shall occur on the first Business Day immediately after such date.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement), “Charged Assets” (as such term is defined in the English Debenture), “Charged Assets” (as such term is defined in the Scottish Share Pledge), “Charged Assets” (as such term is defined in the Scottish Floating Charge), “Collateral” (as such term is defined in the Cayman Debenture) and all other assets and property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.

“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens and security interests of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and waives (or, if approved by the Collateral Agent in its sole discretion, subordinates) any Liens or security interests held by such Person on any such Collateral, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent and any Lender (and its representatives and designees) reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, the English Debenture, the Scottish Floating Charge, the Scottish Share Pledge, the Cayman Debenture, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant or incidental to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Rule” means the U.S. Federal Policy for the Protection of Human Subjects, codified at 45 C.F.R. part 46, or foreign equivalent.

“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications with respect to any Current Company IP, any patent issued with respect to any of the Current Company IP, any patent right claiming the apparatus, system, component or composition of matter of, or the method of making or using, Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory; and (d) any and all IP Ancillary Rights specifically relating to any of the foregoing.

“Competitor” means, at any time of determination, any Person and any Affiliate of such Person that is directly and primarily engaged in the same, substantially the same or similar line of business as Parent and its Subsidiaries as of such time.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, for any Person, (a) any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than by endorsements of instruments in the course of collection) and (b) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments) to a counterparty incurred or created in connection with an Acquisition, Transfer or Investment or otherwise in connection with any collaboration, development or similar agreement, in each instance where such contingent payment or compensation becomes due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code), or otherwise has a perfected first priority security interest (subject to any Permitted Liens), over such Collateral Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Party” means Borrower, Parent, Issuer and each other Guarantor.

“Current Company IP” is defined in Section 4.6(c).

“Current Company IP Agreement” means each contract or agreement, pursuant to which Parent or any of its Subsidiaries has the legal right to exploit Current Company IP that is owned by another Person, to research, develop, manufacture, produce, use, supply, commercialize, market, import, store, transport, offer for sale or lease, distribute, sell or lease Product.

“Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to the privacy, security, notification of breaches or confidentiality of personal data (including individually identifiable information) and other sensitive information, including HIPAA, Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45), and GDPR.

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated the Effective Date, delivered by the Credit Parties to the Collateral Agent, as may be updated on the Closing Date (if required and as permitted hereunder).

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, IPO Transaction, asset sale or similar event so long as any and all rights of the holders thereof upon the occurrence of a change of control, IPO Transaction, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than inchoate indemnity obligations) in accordance with the terms of this Agreement); (b) is redeemable at the option of the holder thereof, in whole or in part (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, IPO Transaction, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, IPO Transaction, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than inchoate indemnity obligations) in accordance with this Agreement); (c) provides for the scheduled payments of dividends or distributions in cash; or (d) is convertible into or exchangeable for (i) Indebtedness which is not Permitted Indebtedness or (ii) any other Equity Interest that would constitute a Disqualified Equity Interest; in each case described in clauses (a) through (d) above, prior to the date that is 120 days after the Term Loan Maturity Date; provided that, if any such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of the Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a “Disqualified Equity Interest” solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“English Debenture” means the English law governed debenture, dated as of the Closing Date, by and among certain of the Credit Parties and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“EnviroLogix License Agreement” means the joint development and license agreement dated November 29, 2016 among EnviroLogix Inc., LumiraDx Limited, and LumiraDx UK Ltd.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equity Interests” means, with respect to any Person, collectively, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 412(m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans under Section 4041 or 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 or Section 4241, respectively, of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” means any and all documents filed by Issuer or Parent with the SEC pursuant to the Exchange Act (if any).

“Excluded Accounts” is defined in Section 5.5.

“Excluded Equity Interests” means, collectively: (i) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Equity Interests in any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost (including Tax costs) of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Parent or an Affiliate of Parent) and such consent, approval or waiver has not been obtained by Parent or such Subsidiary following Parent’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Parent or an Affiliate of Parent) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; and (iv) any Immaterial Subsidiary.

“Existing Convertible Indebtedness” means, collectively, any and all Indebtedness under (i) that certain convertible loan note instrument, dated July 1, 2020, between the Issuer and Wilmington Trust SP (Services Limited), and any agreement, instrument or other document evidencing any such Indebtedness, and (ii) that certain convertible loan note instrument, dated October 15, 2019, between the Issuer and Wilmington Trust SP (Services) Limited, and any agreement, instrument or other document evidencing any such Indebtedness.

“Existing Credit Agreement” means, collectively, that certain Loan and Security Agreement, dated as of October 5, 2020 and amended as of October 16, 2020 and January 15, 2021, by and among, among others, Parent, Jefferies Finance LLC as lender, the guarantors party thereto and Jefferies Finance LLC as administrative agent and collateral agent, together with all other instruments, documents and agreements delivered by Parent or any such guarantor, in each case, in order to grant to the collateral agent or perfect a Lien on any collateral as security for the obligations under the Existing Credit Agreement, and all amendments, restatements, modifications or supplements thereof or thereto.

“Export and Import Laws” means any applicable law, regulation, order or directive that applies to the import, export, re-export, transfer, disclosure or provision of goods, software, technology or technical assistance including, without limitation, restrictions or controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, administered by the U.S. Department of Commerce, Bureau of Industry and Security; U.S. Customs regulations; and similar import and export laws, regulations, orders and directives of other jurisdictions to the extent applicable.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration (and any foreign equivalent, including the United Kingdom Medicines and Healthcare Products Regulatory Agency and European Medicines Agency).

“FDA Good Clinical Practices” means the standards set forth in 21 C.F.R. Parts 50, 54, 56, 312, and 314 (and any foreign equivalent) and FDA’s implementing guidance documents (and any foreign equivalent).

“FDA Good Laboratory Practices” means the standards set forth in 21 C.F.R. Part 58 (and any foreign equivalent) and FDA’s implementing guidance documents (and any foreign equivalent).

“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Part 820 (and any foreign equivalent) and FDA’s implementing guidance documents (and any foreign equivalent).

“FDA Laws” means all applicable statutes (including the FDCA), rules and regulations implemented administered or enforced by the FDA (and any foreign equivalent).

“FDA Guidance Documents” means all applicable guidance documents issued by the FDA (and any foreign equivalent), including policies related to Emergency Use Authorizations, laboratory-developed tests, medical device cybersecurity, mobile medical devices, medical device data systems, medical device storage devices, and medical image communications devices.

“FDCA” is defined in Section 4.19(b).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“GDPR” means, collectively, (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (the “EU GDPR”); and (ii) the EU GDPR as it forms part of the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies), government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other U.S. federal or state health care programs.

“Guarantor” means, at any time, any Person that is, pursuant to the terms of any Loan Document, a guarantor of any of the Obligations at that time.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) applicable federal and state laws and regulations governing the privacy, security, notification of breaches regarding and other confidentiality of health information, including HIPAA; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) any applicable reporting and disclosure requirements, including any arising under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) applicable health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (h) applicable federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (x) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (y) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud and (z) any insurance, health maintenance organization or managed care Requirements of Law; (i) the interoperability, information blocking, and health information technology certification regulations promulgated under the 21st Century Cures Act (to the extent effective), and (j) any other applicable domestic or foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, and statutes relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of or payment for the Product.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, any and all rules or regulations promulgated from time to time thereunder, and any U.S. state or federal laws with regard to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

“Immaterial Subsidiary” means:

(a)    any Subsidiary of Issuer that (i) generates less than 5.0% of the consolidated revenue of the Issuer and its Subsidiaries (as reasonably determined in good faith by a Responsible Officer of Parent), (ii) owns or controls assets which constitute less than 5.0% of consolidated total assets of Issuer and its Subsidiaries (as reasonably determined in good faith by a Responsible Officer of Parent) and (iii) owns assets with a fair market value of less than $10,000,000 in the aggregate (as reasonably determined in good faith by a Responsible Officer of Parent); provided, however, that, if at any time (as reasonably determined in good faith by a Responsible Officer of Parent): (A) such Subsidiary, together with any or all other Immaterial Subsidiaries generate, in the aggregate, 10.0% or more of the consolidated revenue of Issuer and its Subsidiaries; (B) such Subsidiary, together with any or all other Immaterial Subsidiaries own or control, in the aggregate, 10.0% or more of the consolidated total assets of Issuer and its Subsidiaries; or (C) such Subsidiary, together with any or all other Immaterial Subsidiaries own, in the aggregate, assets with a fair market value of $20,000,000 or more, then in each case of sub-clause (A), (B) and (C) above, each of such Subsidiary and such other applicable Immaterial Subsidiaries shall cease to constitute an Immaterial Subsidiary hereunder at such time, including for purposes of Section 5.12 and Section 5.13 in each case solely to the extent necessary to ensure that all Immaterial Subsidiaries taken together (as reasonably determined in good faith by a Responsible Officer of Parent) do not generate, in the aggregate, 10.0% or more of the consolidated revenue of Issuer and its Subsidiaries, own or control, in the aggregate, 10.0% or more of the consolidated total assets of Issuer and its Subsidiaries or own, in the aggregate, assets with a fair market value of $20,000,000 or more; and

(b)    each of LumiraDx Brazil and LumiraDx Columbia; provided, however, that, if at any time, such Subsidiary: (i) directly or indirectly, becomes liable with respect to, or creates or incurs, any Indebtedness, other than Indebtedness owed to any Credit Party; (ii) suffers to exist, or creates, incurs or allows, any Lien on any of its assets or property; (iii) merges, consolidates or otherwise combines with or into any Credit Party or any Subsidiary of a

Credit Party and is the surviving legal entity; or (iv) purchases, acquires or otherwise receives from any Credit Party or any Subsidiary of a Credit Party (whether by way of any restricted payment, investment, asset sale, conveyance, transfer or other disposition, and whether in a single transaction or a series of related transactions) any cash, Cash Equivalents, tangible assets or properties or intangible assets (including Intellectual Property), except as expressly provided in clause (q) of the definition of “Permitted Investments”, then in each case of sub-clause (i), (ii), (iii) and (iv) above, such Subsidiary shall cease to constitute an Immaterial Subsidiary hereunder at such time, including for purposes of Section 5.12 and Section 5.13.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business which are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits, and (iv)(A) prepaid or deferred revenue arising in the ordinary course of business), including any obligation or liability to pay deferred purchase price or other similar deferred consideration for such assets, properties, services or rights where such deferred purchase price or consideration becomes due and payable solely upon the passage of time, and (B) any obligation described in clause (b) of the definition of “Contingent Obligation” that is due and payable (or that becomes due and payable) solely with the passage of time (and not upon the occurrence of an event or the performance of an act); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; (i) all indebtedness referred to in clauses (a) through (g) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (i) all Contingent Obligations of such Person described in clause (a) of the definition thereof.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for Indemnified Persons plus, if required, one local legal counsel in each relevant material jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the Bankruptcy Code, or any other domestic or foreign bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief’ provided, however, that, solely with respect to any Person incorporated, organized or formed in any jurisdiction other than the United States, “Insolvency Proceeding” shall not include any winding-up petition against such Credit Party which is frivolous or vexatious and is discharged or dismissed within fourteen (14) days of the commencement thereof or any step or procedure in connection with any transaction otherwise permitted under this Agreement.

“Intellectual Property” means all:

(a)    Copyrights, Trademarks, and Patents;

(b)    trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c)    (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d)    all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;

(e)    design rights;

(f)    IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g)    all other intellectual property or industrial property rights.

“Interest Date” means the last day of each calendar quarter.

“Interest Period” means (a) the period commencing on (and including) the Closing Date and ending on (and including) the first Interest Date occurring in the calendar quarter immediately following the Closing Date, provided, that if such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Interest Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, (y) the next Payment Date, provided, that if any such day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Payment Date and (z) the Term Loan Maturity Date. For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next Interest Date, the next Payment Date or the Term Loan Maturity Date, as described above.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise (including Product), materials (including raw materials), parts, components (including component materials and component raw materials), supplies, packing and shipping materials, work in process and finished products, technology (including software, systems, and solutions), and all elements needed to fulfill obligations related to the Product under any Manufacturing Agreements including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.

“IP Agreements” means, collectively, (a) that certain Intellectual Property Security Agreement entered into by and among Borrower, LumiraDX UK Limited and the Collateral Agent, dated as of the Closing Date, and (b) any Intellectual Property Security Agreement entered into by and among Borrower, any relevant Credit Party and the Collateral Agent after the Closing Date in accordance with the Loan Documents.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IPO Transaction” means either (a) an initial public offering of shares of Issuer’s Equity Interests which results in the automatic conversion of the Existing Convertible Indebtedness into Equity Interests of the Issuer in accordance with the terms of the agreement, instrument or other document evidencing any such Existing Convertible Indebtedness (“Initial Offering”), or (b) any merger or business combination of any Subsidiary of the Issuer with or into a special purpose acquisition company (“SPAC”), which results in the SPAC being the surviving corporation of such merger or business combination and a Subsidiary of the Issuer (the “SPAC Offering”) that, in either case results in any of the Equity Interests of the Issuer being publicly traded on any U.S. national securities exchange or any analogous exchange in any other jurisdiction (the “Listing”). For the avoidance of doubt, any private placement of Equity Interests of the Issuer consummated in advance of the Listing shall be deemed a related transaction of the IPO Transaction for the purposes hereof.

“IPO Transaction Closing Date” means either: (a) in the case of an Initial Offering, the date on which (i) the registration statement in respect of the Listing is effective in accordance with its terms and (ii) the proceeds of the Initial Offering undertaken in connection with the Listing are received by the Issuer; and (b) in the case of a SPAC Offering, the date on which the closing of the merger or business combination of any Subsidiary of the Issuer with or into a SPAC occurs in accordance with the terms of the definitive merger or business combination agreement entered into by Issuer, such Subsidiary of Issuer and such SPAC.

“IRC” means the Internal Revenue Code of 1986.

“Knowledge” means to the “best of” the applicable Credit Party’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Legal Reservations” means (a) the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, liquidation, reorganization, moratoria, administration and other laws generally affecting the rights of creditors; (b) provisions of a contract being invalid or unenforceable for reasons of oppression, undue influence or (in the case of default interest) representing a penalty; and (c) the unavailability of, or limitation on the availability of a particular right or remedy because of equitable principles of general application.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means, collectively:

(a)    all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for all such Persons taken as a whole), (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of or any supplement to or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and

(b)    all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for all such Persons taken as a whole) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto); provided, that, except with respect to an Insolvency Proceeding, to the extent such enforcement entails the Collateral Agent or any Lender commencing legal action of any sort against Borrower, any fees and expenses incurred in connection therewith shall only be payable by Borrower to the extent the Collateral Agent or any Lender is successful in such legal action.

“Lender Transfer” is defined in Section 11.1(b).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Liquidity” means, at any time of determination, an amount reasonably determined in good faith by a Responsible Officer of Parent, as being equal to the sum of unrestricted cash and Cash Equivalents (including the proceeds of the Term Loans) maintained in accounts which have been granted as security in favor of the Collateral Agent pursuant to Collateral Documents.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the Additional Intercreditor Agreement, the IP Agreements, the Perfection Certificate, any Control Agreement, any Collateral Access Agreement, the English Debenture, the Scottish Floating Charge, the Scottish Share Pledge, the Cayman Debenture, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto. For the avoidance of doubt, the “Loan Documents” shall not include the Warrant Instrument or the Warrants.

“LumiraDx Brazil” means LumiraDx Healthcare Ltda a company incorporated in Brazil with registered office at Avenida Dr. ChcriZaidan, 1550, 17th floor, 1705 and 1706, Capital Corporate Office Building, Brooklin, Sao Paolo, 04711-130.

“LumiraDx Colombia” means Lumira SAS, a company incorporated in Colombia with registered office at Av 6 Bis Norte No 27-51 Barrio, Santa Monica, de Cali.

“Makewhole Amount” is defined in Section 2.2(e).

“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

“Manufacturing Agreement” means (i) any contract or agreement entered into prior to or on the Effective Date by any Credit Party or any of its Subsidiaries with third parties for the commercial manufacture or supply in the Territory of Product for any indication or for the commercial manufacture or supply of a medical device component material incorporated therein (a true, correct and complete list of which is set forth on Schedule 12.1 of the Disclosure Letter), and (ii) any contract or agreement entered into after the Effective Date by any Credit Party or any of its Subsidiaries with third parties for the commercial manufacture or supply in the Territory of Product for any indication or for the commercial manufacture or supply of a material medical device component material incorporated therein.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Material Adverse Change” means any material adverse change in or effect on: (i) the business, financial condition, properties or assets (including all or any portion of the Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole, since December 31, 2019; (ii) without limiting the generality of clause (i) above, the rights of the Credit Parties, taken as a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory; (iii) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (iv) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents (except to the extent directly resulting from any act or omission to act on the part of the Collateral Agent or any Lender).

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change, excluding (a) any purchase orders or statements of work entered into in the ordinary course of business from time to time pursuant to Manufacturing Agreements entered into from time to time with Flextronics or any Affiliate thereof, (b) agreements or other contractual arrangements in connection with capital expenditures, (c) agreements or other contractual arrangements entered into in the ordinary course of business in connection with the purchase of materials or the sale of third party products for further distribution and (d) distribution agreements entered into in the ordinary course of business with third parties for the sale of Product in a specific territory. For the avoidance of doubt, each Manufacturing Agreement and each Current Company IP Agreement that is material to any Credit Party or any of its Subsidiaries is a Material Contract.

“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Parent or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Parent or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Parent or its Subsidiaries could incur material liability.

“Net Sales” means, as of any date of determination and solely with respect to sales of Product, the net consolidated product revenue (consistent with the calculation of same in Issuer’s financial statements) of Issuer and its Subsidiaries of Product for the twelve (12) months prior to such date (excluding, for the avoidance of doubt, any (i) upfront or milestone payments received by Issuer or any of its Subsidiaries, (ii) advancements, payments or reimbursements of expenses of Issuer or any of its Subsidiaries, and (iii) any other non-sales-based revenue or proceeds received by Issuer or any of its Subsidiaries), determined on a consolidated basis in accordance with Applicable Accounting Standards as set forth in Issuer’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Required Lenders.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount, the Prepayment Premium and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.

“OFAC” is defined in Section 4.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person, such Person’s formation documents and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations), (b) if such Person is an exempted company incorporated in the Cayman Islands or a limited liability company incorporated in England & Wales or Scotland, its memorandum and articles of association (or similar organizational regulations), (c) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (d) if such Person is a partnership, its partnership agreement (or similar agreement), in each case including all amendments, restatements, supplements and modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Participant Register” is defined in Section 11.1(d).

“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include individual patent claims and include all patents and patent applications filed with the U.S. Patent and Trademark Office or which could be nationalized in the United States.

“Patriot Act” is defined in Section 3.1(h).

“Payment Date” means, with respect to the Term Loans and as the context dictates: (a) the first Interest Date occurring in the calendar quarter immediately following the Closing Date; (b) thereafter, each succeeding Interest Date; and (c) the Term Loan Maturity Date.

“Perfection Certificate” is defined in Section 4.6.

“Perfection Requirements” means the making or procuring of the necessary registrations, filings, endorsements, notarizations, stampings and/or notifications of the Collateral Documents or the Liens created thereunder necessary for the validity and enforceability thereof.

“Permitted Acquisition” means any Acquisition, so long as:

(a)    no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;

(b)    the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same, similar or a related line of business as that then-conducted by Issuer or any of its Subsidiaries, or (ii) a line of business that is related or ancillary to or in furtherance of a line of business as that then-conducted by Issuer or any of its Subsidiaries

(c)    in the case of an Asset Acquisition, any and all material assets are being acquired or licensed in such Acquisition by a Credit Party and, within the timeframes expressly set forth in Section 5.12, such Credit Party shall have executed and delivered or authorized, as applicable, any and all joinders, security agreements, financing statements and any other documentation, and made such other deliveries, required by Section 5.12 or reasonably requested by the Collateral Agent in order to include such newly acquired or licensed material assets within the Collateral, in each case to the extent required by Section 5.12;

(d)    in the case of a Stock Acquisition, any and all material Equity Interests (save for Excluded Equity Interests) are being acquired in such Acquisition directly by a Credit Party and, within the timeframes expressly set forth in Section 5.13, such Credit Party shall have complied with its obligations under Section 5.13, in each case to the extent such Equity Interests are subject thereto; and

(e)    any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:

(a)    dividends, distributions or other payments by any Wholly-Owned Subsidiary of Issuer on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of Issuer of its Equity Interests from, Issuer or any other Wholly-Owned Subsidiary of Issuer;

(b)    dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;

(c)    redemptions or conversions by Issuer in whole or in part any of its Equity Interests for or into another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(d)    any such payments arising from a Permitted Acquisition or other Permitted Investment by Issuer or any of its Subsidiaries;

(e)    the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(f)    cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(g)    in connection with any Acquisition or other Investment by Issuer or any of its Subsidiaries, (i) the receipt or acceptance of the return to Issuer or any of its Subsidiaries of Equity Interests of Issuer constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;

(h)    the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(i)    dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;

(j)    dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(k)    purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;

(l)    issuance to future, present or former directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower, in each case pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;

(m)    the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Issuer or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (m) do not exceed in any calendar year the sum of (i) $3,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies; and

(n)    dividends or distributions on its Equity Interests by Issuer or any of its Subsidiaries payable solely in additional shares of its common stock.

“Permitted Indebtedness” means:

(a)    Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter; provided, however, that no Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Closing Date or any time thereafter following the repayment of any and all such Indebtedness pursuant to Section 5.10(a) shall be “Permitted Indebtedness” for purposes of Section 6.4 or any other purpose under this Agreement (other than for purposes of the representations and warranties set forth in Section 4) or the other Loan Documents;

(c)    Indebtedness of any Credit Party in the form of an accounts receivable credit line with a maximum amount of no more than (i) at any time on or prior to the IPO Transaction Closing Date, $50,000,000 (plus any ordinary course interest, fees and other amounts), and (ii) at any time following the IPO Transaction Closing Date, $250,000,000 (plus any ordinary course interest, fees and other amounts), in either case based on a seventy percent (70%) advance ratio; provided, that such Indebtedness may be secured on a first-priority basis by Liens on any Collateral constituting accounts receivable generated in the ordinary course of business and related Inventory, cash and any Deposit Account established and maintained with the provider of such credit line to hold such cash, supporting obligations and all proceeds of the foregoing and other assets (other than Collateral, which may be secured on a subordinated basis, junior in rank, order of priority and enforcement to the security interests and Liens granted to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, over which an asset-based creditor would customarily have a first priority Lien to secure the obligations under such credit line and such Liens may be senior in rank, order of priority and enforcement to the security interests and Liens of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in any of such assets to secure the Obligations at all times until all of the obligations under such credit line have been paid, performed or discharged in full and the relevant Credit Party has no further right to obtain any extension of credit thereunder, pursuant to a subordination, intercreditor, or other similar agreement among the Collateral Agent, Borrower and the creditor (or representative or agent thereof) under such credit line, in form and substance reasonably satisfactory to the Collateral Agent and such creditor (or representative or agent thereof) under such credit line; provided, further, that no Subsidiary shall guarantee, or provide a Lien to secure, the obligations under such credit line if such Subsidiary is not a Guarantor (and does not pledge its relevant assets in support thereof) hereunder without the prior written consent of the Collateral Agent;

(d)    Indebtedness not to exceed $5,000,000 in the aggregate in any fiscal year, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets or to enable the purchase of diagnostic instruments to be placed at customer locations in the ordinary course of business and (ii) Capital Lease Obligations; provided, however, that such Indebtedness does not exceed $10,000,000 in the aggregate at any time outstanding;

(e)    unsecured Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or bank card products;

(f)    guarantees of Permitted Indebtedness;

(g)    Indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, so long as such Indebtedness was not incurred in connection with, or in anticipation of, such Acquisition or Investment, not to exceed $5,000,000 in the aggregate at any time outstanding;

(h)    Indebtedness of Issuer or any of its Subsidiaries with respect to letters of credit outstanding and secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business;

(i)    Indebtedness owed: (i) by a Credit Party to another Credit Party; (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party; (iii) by a Credit Party to a Subsidiary of Issuer that is not a Credit Party; or (iv) by a Subsidiary of Issuer that is not a Credit Party to a Credit Party, not to exceed $25,000,000 in the aggregate at any time outstanding;

(j)    Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof: (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder); (ii) of a Subsidiary of Issuer which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of another Subsidiary of Issuer which is not a Credit Party; (iii) of a Subsidiary of Issuer which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of a Credit Party; or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of a Subsidiary of Issuer which is not a Credit Party, not to exceed $10,000,000 in the aggregate at any time outstanding;

(k)    Indebtedness consisting of Contingent Obligations described in clause (b) of the definition thereof, incurred in connection with any Permitted Acquisition, Permitted Transfer or Permitted Investment or otherwise in connection with any collaboration, development or similar arrangement not otherwise prohibited under this Agreement, in each instance only if (i) such Indebtedness is due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time) and (ii) such Indebtedness does not exceed, individually or in the aggregate, $5,000,000 at any time outstanding;

(l)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) of Borrower after the Effective Date, or Indebtedness of any Person that is assumed after the Effective Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided, however, that such Indebtedness does not exceed, individually or in the aggregate, $5,000,000 at any time outstanding;

(m)    (i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business;

(n)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business;

(o)    Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business;

(p)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(q)    Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business;

(r)    unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (m) of the definition of “Permitted Distributions”;

(s)    Subordinated Debt, not to exceed $150,000,000 in the aggregate at any time outstanding; provided, however, that no Subordinated Debt created, incurred or assumed after the Effective Date shall constitute Permitted Indebtedness under this Agreement unless and until, prior to or contemporaneous with any such creation, incurrence or assumption, all Existing Convertible Indebtedness has been or is converted into Equity Interests in Issuer;

(t)    Indebtedness in respect of any firm purchase commitment for manufacturing equipment and raw materials entered into in the ordinary course of business and not evidenced by any promissory note or similar instrument;

(u)    Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof: (i) resulting from endorsements for collection or deposit in the ordinary course of business; (ii) incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $2,000,000 in the aggregate at any time outstanding; (iii) arising under indemnity agreements with title insurers; (iv) arising with respect to customary indemnification obligations in favor of purchasers in connection with any disposition of personal property assets permitted under this Agreement; (v) arising under the Loan Documents; (vi) existing or arising under any interest rate or exchange rate swap contract, provided, however, that (A) such interest rate or exchange rate swap contract is entered into by the applicable Credit Party or Subsidiary (or its Affiliate) in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person and not for purposes of speculation, (B) such Indebtedness does not exceed $1,000,000 in the aggregate at any time (unless otherwise mutually agreed by Borrower and the Collateral Agent) and (C) both with and without giving effect to the transactions contemplated by such interest rate or exchange rate swap contract, no Default or Event of Default shall occur or could reasonably be expected to result therefrom; (vii) existing or arising (A) in connection with any security deposit or letter of credit obtained for the sole purpose of securing a lease of real property or (B) in connection with ancillary bank services such as a corporate credit card facility, provided, however, that the face amount of such security deposits, letters of credit and ancillary bank services does not exceed, individually or in the aggregate, $2,500,000 at any time; and (viii) not otherwise permitted under clauses (i) through (vii) above, not to exceed $1,000,000 in the aggregate at any time outstanding;

(v)    other unsecured Indebtedness, not to exceed $5,000,000 in the aggregate at any time outstanding; and

(w)    subject to the proviso immediately below, extensions, refinancings, renewals, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition of “Permitted Indebtedness” or Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness in clauses (a) through (v) above, provided, that in the case of clauses (b) and (g) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof).

Notwithstanding the foregoing, “Permitted Indebtedness” shall not include any Hedging Agreements other than as expressly described in clause (u)(vi) of the definition of Permitted Indebtedness.

“Permitted Investments” means:

(a)    Investments (including Investments in Subsidiaries) existing on or proposed as of the Effective Date, and shown on Schedule 12.3 of the Disclosure Letter, including any extensions, renewals or reinvestments thereof;

(b)    Investments consisting of cash and Cash Equivalents;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)    subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;

(e)    Investments in connection with Permitted Transfers;

(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)    Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions or advances, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(i)    joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(j)    Investments (i) required in connection with a Permitted Acquisition or IPO Transaction (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition or IPO Transaction, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition or IPO Transaction, and the receipt of any non-cash consideration in a Permitted Acquisition), and (ii) consisting of earnest money or escrow deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;

(k)    Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;

(l)    Investments of any Person that (i) becomes a Subsidiary of Issuer (or of any Person not previously a Subsidiary of Issuer that is merged or consolidated with or into a Subsidiary of Issuer in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Issuer in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Issuer (or is merged or consolidated with or into a Subsidiary of Issuer) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Issuer (or merging or consolidating with or into a Subsidiary of Issuer) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;

(m)    Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business and not prohibited under this Agreement;

(n)    Investments arising as a result of the conversion of intra-group Indebtedness otherwise permitted under this Agreement into Equity Interests of the debtor thereof;

(o)    Investments by: (i) any Credit Party in any other Credit Party; (ii) any Subsidiary of Issuer which is not a Credit Party in another Subsidiary of Issuer which is not a Credit Party; (iii) any Subsidiary of Issuer which is not a Credit Party in any Credit Party; and (iv) any Credit Party in a Subsidiary of Issuer which is not a Credit Party, not to exceed $25,000,000 in the aggregate at any time;

(p)    Repurchases of capital stock of Issuer or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Issuer or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights; and

(q)    other Investments, not to exceed $1,000,000 in aggregate at any time;

provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding the foregoing, “Permitted Investments” shall not include any Hedging Agreements.

“Permitted Licenses” means, collectively: (a) any non-exclusive license or covenant not to sue in any geography within the Territory, of or with respect to any Intellectual Property; (b) any exclusive license or covenant not to sue as to any geography outside the Territory, of or with respect to any Intellectual Property; (c) any non-exclusive grant in any geography within the Territory, or any exclusive grant as to any geography outside the Territory, of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale, lease or similar commercial rights with respect to any Product; (d) any intercompany license or other similar arrangement among Credit Parties; (e) non-exclusive licenses of over-the-counter software on non-negotiated terms that is commercially available to the public; (f) the EnviroLogix License Agreement as in effect on the Effective Date; and (g) the Xenbio License as in effect on the Effective Date.

“Permitted Liens” means:

(a)    Liens in favor and for the benefit of any Lender and the other Secured Parties securing the Obligations pursuant to any Loan Document;

(b)    Liens existing on the Effective Date and set forth on Schedule 12.4 of the Disclosure Letter; provided, however, that no Liens on any of the collateral securing the payment of any Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Closing Date or any time thereafter following the repayment of any and all such Indebtedness pursuant to Section 5.10(a) shall be a “Permitted Lien” for purposes of Section 6.5 or any other purposes (other than for purposes of the representations and warranties set forth in Section 4) under this Agreement or the other Loan Documents;

(c)    Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required; provided, further, that in the case of a Tax, assessment or charge that has or may become a Lien against any Collateral, either (x) such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax, assessment or charge or (y) no notice of any such Lien has been filed or recorded under the IRC and the Treasury Regulations adopted thereunder;

(d)    Pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Issuer or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, (iv) Liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented, (v) Liens that are restrictions on transfer of securities imposed by applicable securities laws, (vi) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, and (vii) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business;

(e)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(f)    Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;

(g)    Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Issuer or any of its Subsidiaries in the ordinary course of business, including vendors’ liens to secure payment arising under Article 2 of the Code or similar provisions of Requirements of Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(h)    Liens solely on any cash earnest money deposits made by Issuer or any of its Subsidiaries in connection with any Permitted Acquisition, Permitted Investment or other acquisition of assets or properties not otherwise prohibited under this Agreement;

(i)    Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Issuer, in each case after the Effective Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Issuer, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof and (iv) such Liens are of the type otherwise permitted under Section 6.5 hereof;

(j)    Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those (i) that are subject to such Capital Lease Obligations or (ii) acquired simultaneously with, or within twenty (20) days after, such purchase, repair, improvement or construction of the fixed assets financed by such Indebtedness;

(k)    servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;

(l)    to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;

(m)    (i) leases or subleases of real property granted in the ordinary course of business (including, if referring to a Person other than a Credit Party or a Subsidiary, in the ordinary course of such Person’s business), (ii) licenses, sublicenses, leases or subleases of personal property (other than Intellectual Property) granted to third parties in the ordinary course of business, in each case which do not interfere in any material respect with the operations of the business of any Credit Party or any of its Subsidiaries and do not prohibit granting the Collateral Agent a security interest therein for the benefit of the Lenders and other Secured Parties, and (iii) Permitted Licenses;

(n)    Liens on cash or other current assets pledged to secure (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, or (ii) Indebtedness in the form of letters of credit or bank guarantees;

(o)    Liens on any properties or assets of Issuer or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, other than (i) any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory and (ii) Equity Interests of any Subsidiary;

(p)    Liens on any properties or assets of Issuer or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Issuer or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;

(q)    Liens securing Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments and restatements of Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those expressly described in clause (c) of the definition of “Permitted Indebtedness”; and

(r)    subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (q) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (q) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.

“Permitted Negative Pledges” means:

(a)    prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)    prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)    prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith); provided, however, that that no prohibition or limitation relating to Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Closing Date or any time thereafter following the repayment of any and all such Indebtedness pursuant to Section 5.10(a) shall be a “Permitted Negative Pledge” for purposes of Section 6.6 or any other purposes (other than for purposes of the representations and warranties set forth in Section 4) under this Agreement or the other Loan Documents;

(d)    customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;

(e)    prohibitions or limitations imposed by Requirements of Law;

(f)    prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(g)    customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(h)    customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(i)    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(j)    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)    restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;

(l)    prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(m)    prohibitions or limitations imposed by any Loan Document;

(n)    customary provisions set forth in joint venture agreements or agreements governing minority investments that are otherwise permitted under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(o)    limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)    customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)    prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:

(a)    prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)    prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)    prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith); provided, however, that that no prohibition or limitation relating to Indebtedness of any Credit Party or any Subsidiary under the Existing Credit Agreement existing on the Closing Date or any time thereafter following the repayment of any and all such Indebtedness pursuant to Section 5.10(a) shall be a “Permitted Subsidiary Distribution Restriction” for purposes of Section 6.9 or any other purposes (other than for purposes of the representations and warranties set forth in Section 4) under this Agreement or the other Loan Documents;

(d)    customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;

(e)    prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(f)    prohibitions or limitations imposed by Requirements of Law;

(g)    prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(h)    customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(i)    customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(j)    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(l)    restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;

(m)    prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(n)    prohibitions or limitations imposed by any Loan Document;

(o)    customary provisions set forth in joint venture agreements or agreements governing minority investments that are otherwise permitted under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(p)    customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)    prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Transfers” means:

(a)    Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents;

(b)    Transfers of Inventory in the ordinary course of business;

(c)    Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)    Transfers made in connection with Permitted Liens or Permitted Investments;

(e)    Transfers of cash and Cash Equivalents in the ordinary course of business for equivalent value and in a manner that is permitted by the terms of this Agreement or the other Loan Documents;

(f)    Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, subject to the Legal Reservations and following completion of the Perfection Requirements, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such Transfer, (ii) between or among non-Credit Parties, and (iii) from Credit Parties to non-Credit Parties, not to exceed $5,000,000 in the aggregate per fiscal year;

(g)    the sale or issuance of Equity Interests of any Subsidiary of Issuer to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party;

(h)    the discount without recourse or sale or other disposition of unpaid and overdue accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof and not part of a financing transaction;

(i)    any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business and that (ii) could not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect;

(j)    Transfers by Issuer or any of its Subsidiaries pursuant to any Permitted Licenses or any Transfer of Intellectual Property unrelated in any way to Product that is not otherwise prohibited under this Agreement or any other Loan Document;

(k)    Transfers of equipment in the ordinary course of business, so long as the fair market value (as reasonably determined in good faith by a Responsible Officer of Parent) of such equipment, individually or in the aggregate, does not exceed $5,000,000 per fiscal year;

(l)    Transfers of diagnostic equipment which has been placed at customer locations in Colombia for the purpose of supply of consumables or of Inventory, in each case in the ordinary course of business;

(m)    Transfers of intra-group Indebtedness otherwise permitted under this Agreement resulting from the conversion of such Indebtedness into Equity Interests of the debtor thereof;

(n)    Transfers of assets in respect of which at least 75% of the consideration therefor is cash or Cash Equivalents; provided, however, that (i) the total amount of the consideration therefor is at least equal to the fair market value (as reasonably determined in good faith by a Responsible Officer of Issuer) of such assets and (ii) no Default or Event of Default shall occur or could reasonably be expected to result from such Transfer;

(o)    intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business; and

(p)     other Transfers of assets or property, so long as the fair market value (as reasonably determined in good faith by a Responsible Officer of Issuer) thereof does not exceed, individually or in the aggregate, $5,000,000 per fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, exempted company, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pharmakon Lender” means BioPharma Credit PLC, BioPharma Credit Investments V (Master) LP, any of their respective Controlled Investment Affiliates, and any of their respective successors and permitted assignees.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).

“Pledged Certificated Stock” means “Pledged Certificated Stock”, as such term is defined in the Security Agreement.

“Prepayment Premium” is defined in Section 2.2(f).

“Private Third Party Payor Programs” means all U.S. third party payor programs in which any Credit Party or its Subsidiaries participates, including Managed Care Plans, or any other private insurance programs, but excluding all Governmental Payor Programs.

“Product” means, collectively, any and all products, instruments, devices, tests, software, programs, systems and platforms developed, manufactured, produced, commercialized, marketed, offered for sale or lease, distributed, sold or leased by any Credit Party or any of its Subsidiaries, excluding (except for purposes of Section 6.16 and in the context of Net Sales referred to in Section 4.21 and Section 5.17) any third party products sold under the LUMIRATEK brand or other OEM brands which are not part of the LumiraDx platform, provided that any products which Issuer or any of its Subsidiaries manufacture, research, develop or design from time to time shall not be sold under the LUMIRATEK brand.

“Public Reporting Status” means that the Issuer or any other Credit Party is or becomes generally subject to the reporting requirements of the Exchange Act.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a U.S. or foreign Governmental Authority with responsibility for the approval of the marketing and sale or lease of medical device products or other regulation of medical device products, or otherwise having authority to regulate the Product, including the FDA.

“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, import, export, storage, transport, offer for sale or lease, or distribution, sale or lease of Product.

“Regulatory Submission Material” means all nonpublic regulatory filings, submissions, approvals, and authorizations related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory, including all data and information provided in, and used to develop, any of the foregoing.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Required Lenders” means, (a) prior to the Closing Date, Lenders obligated with respect to greater than fifty percent (50%) of the Term Loan Commitments and (b), as of any date of determination thereafter, Lenders representing greater than fifty percent (50%) of the principal amount of the Term Loans outstanding as of such date.

“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, Data Protection Laws and FDA Laws, and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority) in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject, including, with respect to any Person that is the subject of the Listing, the rules or requirements of any applicable U.S. national securities exchange or analogous exchange in any other jurisdiction applicable to such Person or any of its Equity Interests.

“Responsible Officers” means, with respect to any Credit Party, collectively, each of the Chief Executive Officer, President, North American Commercial Operations, Chief Technology Officer, Chief Scientist, Chief Innovation Officer, General Manager, Health IT, General Counsel and Chief Financial Officer of such Credit Party or, in each case, if none, of Issuer.

“Restricted License” means any material license or other agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee, (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under could reasonably be expected to interfere with the Collateral Agent’s or any Lender’s right to sell any Collateral.

“Sanctions” is defined in Section 4.18(c).

“Scottish Floating Charge” means the Scots law governed bond and floating charge, dated as of the Closing Date, granted by LumiraDx Technology Ltd in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Scottish Share Pledge” means the Scots law governed deed of pledge, dated as of the Closing Date, by and among the Parent and the Collateral Agent with respect to the shares in the capital of LumiraDx Technology Ltd held by the Parent from time to time, in form and substance reasonably satisfactory to the Collateral Agent.

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secretary’s Certificate” means, with respect to any Person, a certificate of such Person executed by its Secretary, authorized signatory or director certifying as to the various matters set forth therein.

“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Closing Date, by and among the Credit Parties and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and the Collateral Agent may otherwise agree.

“Software” means “Software”, as such term is defined in the Security Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value), on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Issuer or any of its Subsidiaries of any of the Equity Interests (by merger, stock purchase or otherwise) in any other Person.

“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Term Loan hereunder pursuant to the Additional Intercreditor Agreement or another subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before a date that is at least one hundred and twenty (120) days following the Term Loan Maturity Date; (c) does not include covenants (including financial covenants) and agreements (excluding agreements with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements, taken as a whole, in the Loan Documents (as reasonably determined by a Responsible Officer of Borrower in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least one hundred and twenty (120) days following the final maturity thereof except in the case of an event of default or change of control (or, in each case, the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.

“Systems” is defined in Section 4.22(a).

“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” is defined in Section 2.2(a).

“Term Loan Amount” means an original principal amount equal to Three Hundred Million Dollars ($300,000,000.00).

“Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make the Term Loans on the Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto.

“Term Loan Maturity Date” means the 3rd year anniversary of the Closing Date.

“Term Loan Note” is defined in Section 2.8(b).

“Term Loan Rate” is defined in Section 2.3(a)(i).

“Territory” means, with respect to Product, the European Union, Japan, United Kingdom, Switzerland, the People’s Republic of China, and United States; provided, however, that for the purposes of the definition of Net Sales, “Territory” means anywhere in the world.

“Third Party IP” is defined in Section 4.6(l).

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, including all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Transfer” is defined in Section 6.1.

“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“UKBA” is defined in Section 4.18(a).

“UK Holder” means a Lender or holder of Term Loan Notes, that:

(a)    is beneficially entitled to interest payable to such Lender or holder in relation to the Term Loan and is either:

(i)    a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)    a partnership, each member of which is:

(A)    a company so resident in the United Kingdom, or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 (of the United Kingdom)) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009 (of the United Kingdom); or

(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 (of the United Kingdom)) of that company; or

(b)    is a person or body, or the nominee of a person or body, listed in section 936(2) of the Income Tax Act 2007 (of the United Kingdom),

except where an officer of Her Majesty’s Revenue and Customs (HMRC) has given the Borrower a direction under section 931 of the Income Tax Act 2007 (of the United Kingdom) (a “Direction”) which relates to a payment to that Lender or holder of Term Loan Notes (other than in circumstances where such Direction has been given to the Borrower in connection with a Change in Law).

“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico and any other jurisdiction within the United States of America.

“Warrant Instrument” means that certain Warrant Instrument, to be executed and delivered by Issuer to Lenders on or prior to the Warrant Longstop Date, substantially in the form attached hereto as Exhibit F, pursuant to which Issuer agrees to issue and deliver to each Lender no later than the Warrant Longstop Date, a Certificate evidencing the number of Warrants such Lender is entitled to receive pursuant to the Warrant Instrument.

“Warrant Longstop Date” is defined in Section 3.3(c).

“Warrants” shall have the meaning ascribed to such term in the Warrant Instrument.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Xenbio License Agreement” means the research and development, manufacturing and technology licensing agreement (and any related agreements) among LumiraDx Limited, LumiraDx UK Ltd and Xen BiofluiDx Inc., dated February 3, 2017.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

LUMIRADX INVESTMENT LIMITED,

as Borrower and a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

LUMIRADX GROUP LIMITED,

as Parent and a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Attorney

LUMIRADX LIMITED,

as Issuer and a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Attorney

Signature Page to Loan Agreement

LUMIRADX INC.,

as a Credit Party

By	/s/ Dorian LeBlanc
Name:	Dorian LeBlanc
Title:	Treasurer and Secretary

ACS ACQUISITION LLC,

as a Credit Party

By	/s/ Dorian LeBlanc
Name:	Dorian LeBlanc
Title:	Treasurer and Secretary

LUMIRADX HEALTHCARE, LLC,

as a Credit Party

By	/s/ Dorian LeBlanc
Name:	Dorian LeBlanc
Title:	Treasurer and Secretary

Signature Page to Loan Agreement

LUMIRADX TECHNOLOGY LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Attorney

LUMIRADX INTERNATIONAL LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Attorney

LUMIRADX UK LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

LUMIRADX CARE SOLUTIONS UK LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

Signature Page to Loan Agreement

LUMIRADX LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

LUMIRADX COLOMBIA HOLDINGS LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

LUMIRADX BRAZIL HOLDINGS LTD,

as a Credit Party

By	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Director

Signature Page to Loan Agreement

BIOPHARMA CREDIT PLC,

as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BPCR LIMITED PARTNERSHIP,

as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,

as Lender

By:	BioPharma Credit Investments V GP LLC,
its general partner

By: Pharmakon Advisors, LP,
its Investment Manager

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	CEO and Managing Member

Signature Page to Loan Agreement

EXHIBIT B

THIS TERM LOAN NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TERM LOAN NOTE SHOULD CONTACT DORIAN LEBLANC, CHIEF FINANCIAL OFFICER, LUMIRADX INC., 221 CRESCENT STREET, 5TH FLOOR, WALTHAM, MASSACHUSETTS 02453 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TERM LOAN NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TERM LOAN NOTE AND (3) THE YIELD TO MATURITY OF THIS TERM LOAN NOTE.

SECURED TERM LOAN PROMISSORY NOTE

$150,000,000.00	Dated: [ ], 2021

FOR VALUE RECEIVED, the undersigned, LUMIRADX INVESTMENT LIMITED, a private company with limited liability incorporated under the laws of England and Wales with company number 10260187 (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of ONE HUNDRED AND FIFTY MILLION DOLLARS AND NO CENTS ($150,000,000.00) or such lesser amount as shall equal the outstanding principal balance of this Secured Term Loan Promissory Note (this “Term Loan Note”), plus interest on the aggregate unpaid principal amount of this Term Loan Note, at the rates and in accordance with the terms of this Term Loan Note as set out below and in accordance with the terms of the Loan Agreement, dated as of March 23, 2021, by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other outstanding amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest, fees and all other amounts due with respect to this Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in this Term Loan Note. The principal amount of this Term Loan Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Borrower in the Notes Register.

The Loan Agreement and/or other Term Loan Notes issued by Borrower, among other things, (a) provides for the issuance of this Term Loan Note by Borrower to Lender, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Term Loan Note may not be prepaid except as set forth in paragraphs (f) and (g) below or as expressly provided in Section 8.1 of the Loan Agreement.

Interest

(a)    Interest Rate.

(i)    Subject to clause (b) below, the principal amount outstanding under each Term Loan shall accrue interest at a fixed per annum rate equal to eight percent (8.00%) per annum (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this paragraph (a).

(ii)    Interest shall accrue on this Term Loan Note commencing on, and including, the date of issuance of this Term Loan Note, and shall accrue the principal amount outstanding under this Term Loan Note from time to time, through and including the day on which the principal amount of the Term Loans represented by this Term Loan Note is repaid or prepaid in full.

(iii)    Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring in the calendar quarter immediately following the Closing Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the first Business Day immediately after such date.

(b)    Default Rate. In the event Borrower fails to pay any of the Obligations when due during the continuance of an Event of Default, immediately (and without notice or demand by any Lender or the Collateral Agent for payment thereof), such past due Obligations shall accrue interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) from the date of such Event of Default to the date on which such Event of Default is no longer continuing, and such interest shall be payable entirely in cash on demand of any Lender or the Collateral Agent. Payment or acceptance of the increased interest rate provided in this paragraph (b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.

(c)    360 Day Year. Interest payable under this Term Loan Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)    Payments. Except as otherwise expressly provided herein, all loan payments and any other payments under this Term Loan Note made by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of the Lender as such Lender (or the Collateral Agent) as shall have been designated in a written notice to Borrower delivered on or before the Closing Date (which such notice may be updated by Lender (or the Collateral Agent) from time to time after the Closing Date). Except as otherwise expressly provided, interest is payable quarterly on the Interest Date of each calendar quarter. Payments of principal or interest received after 11:00 a.m. on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due the immediately next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder, or under any other Loan Document, including payments of principal and interest made hereunder, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(e)    Repayment. Borrower shall make quarterly payments of interest only to the Lender which is the registered holder of this Term Loan Note at the relevant time, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to this Term Loan Note, as determined in paragraph (a) above, commencing on the first Interest Date occurring in the calendar quarter immediately following the issuance of this Term Loan Note; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the first Business Day immediately after such date. All outstanding principal and accrued and unpaid interest with respect to this Term Loan Note is due and payable in full on the Term Loan Maturity Date. This Term Loan Note may only be prepaid in accordance with paragraphs (f) and (g) below.

(f)    Prepayment of Term Loan Note.

(i)    Borrower shall have the option to prepay, in whole or in increments of $50 million of outstanding principal thereunder, the outstanding principal balance of this Term Loan Note; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay all or such portion of the outstanding principal balance of this Term Loan Note, which notice shall include the amount of the outstanding principal amount of this Term Loan Note to be prepaid at least five (5) Business Days prior to such prepayment, and (B) the prepayment of such principal amount shall be accompanied by any and all accrued and unpaid interest thereon through the date of prepayment, any Makewhole Amount payable in connection with such prepayment, any Prepayment Premium payable in respect of such principal amount being prepaid and the Facility Fee payable in respect of such principal amount being prepaid and, in the case of a prepayment in whole, any and all other amounts payable or accrued and not yet paid under this Term Loan Note or any other Loan Documents, including Lender Expenses.

(ii)    Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full the outstanding principal balance of this Term Loan Note, no later than ten (10) Business Days after the consummation of such Change in Control, in an amount equal to the sum of (A) the outstanding principal amount of this Term Loan Note and any and all accrued and unpaid interest thereon through the date of prepayment, and (B) any Makewhole Amount payable in connection with such prepayment, any Prepayment Premium payable in respect of such principal amount being prepaid, the Facility Fee payable in respect of such principal amount being prepaid and any and all other amounts payable or accrued and not yet paid under this Term Loan Note or any other Loan Documents, including Lender Expenses.

(iii)    Any prepayment of this Term Loan Note pursuant to paragraph (f)(i) or (f)(ii) above or as a result of the acceleration of the maturity of this Term Loan Note pursuant to Section 8.1 of the Loan Agreement (together with any accompanying Makewhole Amount, Prepayment Premium and Facility Fee that is payable in connection with such prepayment, as applicable) shall be paid to Lender in accordance with its Applicable Percentage for application to the Obligations in the following order: (A) first, to due and unpaid Lender Expenses; (B) second, to due and unpaid Commitment Fee or Facility Fee; (C) third, to accrued and unpaid interest at the Default Rate incurred pursuant paragraph (b) above, with respect to past due amounts, if any; (D) fourth, without duplication of amounts paid pursuant to clause (iii) above, to accrued and unpaid interest at the Term Loan Rate; (E) fifth, to the Prepayment Premium; (vi) sixth, to the Makewhole Amount, if applicable; (F) seventh, to the outstanding principal amount of the Term Loans being prepaid; and (G) eighth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.

(g)    Notwithstanding the other provisions of this Term Loan Note, if Borrower has not received notification from The International Stock Exchange that this Term Loan Note has been listed prior to the first Interest Date following the issuance of this Term Loan Note, interest due and payable on that Interest Date shall be deferred until the date which is the earlier of (i) five (5) Business Days following the date on which Borrower receives notification from The International Stock Exchange that this Term Loan Note has been listed and (ii) the next following Interest Date.

This Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Term Loan Note, interest thereon, and all other fees and amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest or other demand or notice of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived by Borrower.

Borrower shall pay all fees and expenses, including any Lender Expenses, in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due subject to the terms of this Term Loan Note and the Loan Agreement.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

LUMIRADX INVESTMENT LIMITED,

as Borrower

By:

Name:

Title:

EXHIBIT D

COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments; Warrants to be Issued	Notice Address
BPCR Limited Partnership	Term Loan Commitment: $150,000,000.00

BPCR LIMITED PARTNERSHIP

c/o Beaufort House

51 New North Road

Exeter EX4 4EP

United Kingdom

Attn: Company Secretary

Tel:

Fax:

Email:

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS LP

110 East 59th Street, #3300

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone:

Fax:

Email:

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone:

Fax:

Email:

BioPharma Credit Investments V (Master) LP	Term Loan Commitment: $150,000,000.00

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

c/o BioPharma Credit Investments V GP LLC

c/o Walkers Corporate Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9008

Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS LP

110 East 59th Street, #3300

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone:

Fax:

Email:

Lender	Commitments; Warrants to be Issued	Notice Address
and AKIN GUMP STRAUSS HAUER & FELD LLP One Bryant Park New York, NY 10036-6745 Attn: Geoffrey E. Secol Phone: Fax: Email: